                                                                  EXECUTION COPY


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                                    INDENTURE

                            Dated as of March 6, 2002

              Optionally Convertible Equity-linked Accreting Notes
                          (OCEANs(SM)) due March 6, 2032

           ----------------------------------------------------------

                                     BETWEEN

                                AMERUS GROUP CO.

                                       AND

                           BNY MIDWEST TRUST COMPANY,
                                   the Trustee

           ----------------------------------------------------------

                                TABLE OF CONTENTS


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                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions......................................................................1
Section 1.2 Other Definitions................................................................8
Section 1.3 Incorporation by Reference of Trust Indenture Act................................9
Section 1.4 Rules of Construction............................................................9
Section 1.5 Acts of Holders.................................................................10

                                    ARTICLE 2
                                 THE SECURITIES

Section 2.1 Form and Dating.................................................................11
Section 2.2 Execution and Authentication....................................................12
Section 2.3 Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent............13
Section 2.4 Paying Agent to Hold Money in Trust.............................................13
Section 2.5 Holder Lists....................................................................14
Section 2.6 Transfer and Exchange...........................................................14
Section 2.7 Replacement Securities..........................................................15
Section 2.8 Outstanding Securities; Determinations of Holders' Action.......................16
Section 2.9 Temporary Securities............................................................17
Section 2.10 Cancellation...................................................................17
Section 2.11 Persons Deemed Owners..........................................................18
Section 2.12 Global Securities..............................................................18
Section 2.13 CUSIP Numbers..................................................................20
Section 2.14 Deferral of Interest; Notice of Deferral.......................................20

                                    ARTICLE 3
                            REDEMPTION AND PURCHASES

Section 3.1 Right to Redeem.................................................................21
Section 3.2 Selection of Securities to Be Redeemed..........................................23
Section 3.3 Notice of Redemption............................................................23
Section 3.4 Effect of Notice of Redemption..................................................24
Section 3.5 Deposit of Redemption Price.....................................................24
Section 3.6 Securities Redeemed in Part.....................................................24
Section 3.7 Notice to Trustee...............................................................24
Section 3.8 Purchase of Securities at Option of the Holder upon Change of Control...........25
Section 3.9 Effect of Change of Control Purchase Notice; Withdrawal of Change of
               Control Purchase Notice......................................................27
Section 3.10 Deposit of Change of Control Purchase Price....................................27
Section 3.11 Securities Purchased in Part...................................................28
Section 3.12 Covenant to Comply with Securities Laws upon Purchase of Securities............28
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                                       i


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
Section 3.13 Repayment to the Company.......................................................28

                                    ARTICLE 4
                                    COVENANTS

Section 4.1 Payment of Securities...........................................................28
Section 4.2 Compliance Certificate..........................................................29
Section 4.3 Further Instruments and Acts....................................................29
Section 4.4 Maintenance of Office or Agency.................................................29
Section 4.5 Delivery of Certain Information.................................................29
Section 4.6 Tax Treatment of Securities.....................................................30
Section 4.7 Additional Interest.............................................................30

                                    ARTICLE 5
                              SUCCESSOR CORPORATION

Section 5.1 When Company May Merge or Transfer Assets.......................................30

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.1 Events of Default...............................................................31
Section 6.2 Acceleration....................................................................32
Section 6.3 Other Remedies..................................................................33
Section 6.4 Waiver of Past Defaults.........................................................33
Section 6.5 Control by Majority.............................................................33
Section 6.6 Limitation on Suits.............................................................34
Section 6.7 Rights of Holders to Receive Payment............................................34
Section 6.8 Collection Suit by Trustee......................................................34
Section 6.9 Trustee May File Proofs of Claim................................................34
Section 6.10 Priorities.....................................................................35
Section 6.11 Undertaking for Costs..........................................................36
Section 6.12 Waiver of Stay, Extension or Usury Laws........................................36

                                    ARTICLE 7
                                     TRUSTEE

Section 7.1 Duties of Trustee...............................................................36
Section 7.2 Rights of Trustee...............................................................37
Section 7.3 Individual Rights of Trustee....................................................39
Section 7.4 Trustee's Disclaimer............................................................39
Section 7.5 Notice of Defaults..............................................................39
Section 7.6 Reports by Trustee to Holders...................................................39
Section 7.7 Compensation and Indemnity......................................................39
Section 7.8 Replacement of Trustee..........................................................40
Section 7.9 Successor Trustee by Merger.....................................................41
Section 7.10 Eligibility; Disqualification..................................................41
Section 7.11 Preferential Collection of Claims Against Company..............................41


                                       ii


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
                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

Section 8.1 Discharge of Liability on Securities............................................42
Section 8.2 Repayment to the Company........................................................42

                                    ARTICLE 9
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1 Without Consent of Holders......................................................42
Section 9.2 With Consent of Holders.........................................................43
Section 9.3 Compliance with Trust Indenture Act.............................................43
Section 9.4 Revocation and Effect of Consents...............................................44
Section 9.5 Notation on or Exchange of Securities...........................................44
Section 9.6 Trustee to Sign Supplemental Indentures.........................................44
Section 9.7 Effect of Supplemental Indentures...............................................44

                                   ARTICLE 10
                                   CONVERSIONS

Section 10.1 Conversion Privilege...........................................................44
Section 10.2 Conversion Procedure; Conversion Price; Fractional Shares......................47
Section 10.3 Adjustments of Conversion Price for Common Stock...............................50
Section 10.4 Consolidation or Merger of the Company.........................................59
Section 10.5 Notice of Adjustment...........................................................60
Section 10.6 Notice in Certain Events.......................................................60
Section 10.7 Company to Reserve Stock; Registration; Listing................................61
Section 10.8 Taxes on Conversion............................................................61
Section 10.9 Securities Deemed Paid in Full on Conversion...................................62
Section 10.10 Company Determination Final...................................................62
Section 10.11 Responsibility of Trustee for Conversion Provisions...........................62
Section 10.12 Unconditional Right of Holders to Convert.....................................62

                                   ARTICLE 11
                           SUBORDINATION OF SECURITIES

Section 11.1 Securities Subordinate to Senior Debt..........................................63
Section 11.2 Payment Over of Proceeds upon Dissolution, Etc.................................64
Section 11.3 Prior Payment to Senior Debt upon Acceleration of Securities...................65
Section 11.4 No Payment When Senior Debt in Default.........................................65
Section 11.5 Payment Permitted If No Default................................................66
Section 11.6 Subrogation to Rights of Holders of Senior Debt................................66
Section 11.7 Provisions Solely to Define Relative Rights....................................66
Section 11.8 Trustee to Effectuate Subordination............................................67
Section 11.9 No Waiver of Subordination Provisions..........................................67
Section 11.10 Notice to Trustee.............................................................67
Section 11.11 Reliance on Judicial Order or Certificate of Liquidating Agent................68
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                                      iii


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
Section 11.12 Trustee Not Fiduciary for Holders of Senior Debt..............................68
Section 11.13 Rights of Trustee as Holder of Senior Debt, Preservation of Trustee's Rights..68
Section 11.14 Article Applicable to Paying Agents...........................................68
Section 11.15 Certain Conversions or Exchanges Deemed Payment...............................69

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.1 Trust Indenture Act Controls...................................................69
Section 12.2 Notices........................................................................69
Section 12.3 Communication by Holders with Other Holders....................................70
Section 12.4 Certificate and Opinion as to Conditions Precedent.............................70
Section 12.5 Statements Required in Certificate or Opinion..................................70
Section 12.6 Separability Clause............................................................71
Section 12.7 Rules by Trustee, Paying Agent, Conversion Agent, Registrar and Bid
             Solicitation Agent ............................................................71

Section 12.8 Legal Holidays.................................................................71
Section 12.9 Governing Law..................................................................71
Section 12.10 No Recourse Against Others....................................................71
Section 12.11 Successors....................................................................71
Section 12.12 Multiple Originals............................................................71
Section 12.13 Waiver of Jury Trial..........................................................72


EXHIBITS

EXHIBIT A:  Form of Security ...............................................................A-1
EXHIBIT B:  Transfer Certificate ...........................................................B-1
EXHIBIT C:  Projected Payment Schedule .....................................................C-1

               INDENTURE dated as of March 6, 2002 between AmerUs Group Co., an Iowa corporation (the "Company") and BNY Midwest Trust Company, an Illinois trust company (the "Trustee").

               Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Optionally Convertible Equity-linked Accreting Notes (OCEANs(SM)) due March 6, 2032 (the "Securities"):

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

               Section 1.1 Definitions.

               "Accreted Principal Amount" shall have the meaning set forth in paragraph 1 of the Securities.

               "Additional Interest" means any additional interest payable to holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) if a Registration Default (as defined in the Registration Rights Agreement) occurs, as specified in the Registration Rights Agreement.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Applicable Limit" means (i) at any time prior to March 6, 2007, $25,000,000, and (ii) at any time on or after March 6, 2007, $50,000,000.

               "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

               "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

               "Board Resolution" means a copy of one or more resolutions, certified by an Officer of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

               "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or regulation to close.

               "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

               "Change of Control" shall mean the occurrence of any of the following:

               (a) there is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any Person, including its Affiliates or Associates (for the purposes of Sections 3.1(b) and 3.8 and clause (c) of Section 10.1(b)(vii)(1) (and the defined terms used therein), including as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the aggregate voting power of the Common Stock then outstanding or other Capital Stock into which the Common Stock is reclassified or changed; provided that a Person shall not be deemed beneficial owner of, or to own beneficially,
        (i) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (ii) any securities if such beneficial ownership
        (x) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (y) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

               (b) any share exchange, consolidation or merger is consummated pursuant to which the Common Stock would be converted into cash, securities or other property, in each case other than any share exchange, consolidation or merger in which the holders of Common Stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of capital stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger;

provided, however, that a Change of Control shall not be deemed to have occurred if:

               (i) at least 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares) which would otherwise constitute a Change of Control consist of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the NASDAQ National Market and, as a result of the transaction or transactions, the Securities become convertible into such common stock (and any rights attached thereto);

               (ii) solely for the purpose of determining whether the right of Holders to require the Company to repurchase their Securities pursuant to Section 3.8 has arisen (and not for determining whether the Securities are convertible pursuant to Section 10.1(b)(vii)(1) or subject to a redemption right of the Company pursuant to Section 3.1(b)), if the Sale Price per share of the Common Stock for any five Trading Days, in the case of a Change of Control under (a) above, within the period of ten consecutive Trading

        Days ending immediately after the later of the date of the occurrence of the Change of Control and the date of the public announcement of the Change of Control, or in the case of a Change of Control under (b) above, within the period of ten consecutive Trading Days ending immediately before the date of the occurrence of the Change of Control, shall equal or exceed 105% of the amount obtained by dividing the Accreted Principal Amount of $1,000 original principal amount of the Securities on such Trading Day by the conversion rate in effect on such Trading Day; or

               (iii) by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any Person holding Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

               "Common Stock" shall mean shares of the Company's common stock, no par value per share, or any other shares of Capital Stock of the Company into which such common stock shall be reclassified or changed.

               "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors.

               "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

               "Contingent Interest" shall have the meaning set forth in paragraph 1 of the Securities.

               "Conversion Date" means, with respect to any Securities, the first Business Day on which the Holder of such Securities has satisfied all the requirements to convert such Securities if all requirements for conversion shall have been satisfied by 11:00 a.m. (New York City time) on such Business Day and, if such requirements for conversion shall have been satisfied after 11:00 a.m. (New York City time) on such Business Day, the next succeeding Business Day.

               "Conversion Rate" means, on any date, the number of shares of Common Stock issuable upon conversion of $1,000 original principal amount of Securities on such date pursuant to paragraph 8 of the Securities.

               "Corporate Trust Office" means the principal corporate trust office of the Trustee in Chicago, Illinois, which office at the date hereof is located at 2 North La Salle Street, Suite 1020, Chicago, Illinois 60602,
Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

               "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

               "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

               "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A, and to the extent that such Securities are required to bear the Legend required by Section 2.6, such Securities will be in the form of a Rule 144A Global Security.

               "Holder" means a Person in whose name a security is registered on the Registrar's books.

               "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

               "Initial Stock Price" means $34.18; provided that, upon the occurrence of any event which results in an adjustment of the Conversion Price pursuant to Section 10.3, the Initial Stock Price shall be adjusted by multiplying it by a fraction, the numerator of which shall be equal to the adjusted Conversion Price and the denominator of which shall be the Conversion Price in effect immediately prior to such adjustment.

               "Interest Payment Date" means March 6 and September 6 of each year, commencing September 6, 2002.

               "Interest Record Date" means each February 20 and August 23 preceding an Interest Payment Date.

               "Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

               "Make-Whole Premium," with respect to any Security on any date of redemption, means the present value at such date of redemption of (a) all remaining Stated Interest payments due on such Security through March 6, 2007 and (b) if such date of redemption occurs prior to March 6, 2004, all remaining Contingent Interest due on such Security through March 6, 2004, in each case, computed using a discount rate equal to the Treasury Rate and, in each case, exclusive of interest accrued and unpaid up to but not including such date of redemption (or, if such date of redemption occurs after any Interest Record Date but prior to the corresponding Interest Payment Date, exclusive of interest accrued and unpaid up to but not including that Interest Payment Date).

               "Officer" means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary, or any Assistant Treasurer or Assistant Secretary of the Company.

               "Officers' Certificate" means a written certificate containing the information specified in Sections 12.4 and 12.5, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.2 shall be signed by the principal executive officer, principal financial officer or principal accounting officer of the Company but need not contain the information specified in Sections 12.4 and 12.5.

               "Opinion of Counsel" means a written opinion containing the information specified in Sections 12.4 and 12.5, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company.

               "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof and, for the purposes of Sections 3.1(b) and 3.8 and clause
(c) of Section 10.1(b)(vii)(1) (and the defined terms used therein), shall include any syndicate or group which would be deemed a "person" under Section 13(d)(3) or Section 14(d)(2) of the Exchange Act as in effect on the date of this Indenture.

               "Quarterly Contingent Interest Payment Date" means, March 6, June 6, September 6 and December 6 of each year, commencing June 6, 2004.

               "Quarterly Contingent Interest Record Date" means each February 20, May 23, August 23 and November 22 preceding a Quarterly Contingent Interest Payment Date.

               "Redemption Price" shall mean the aggregate price paid by the Company, as specified in this Indenture, to the Holders in connection with a redemption of Securities on the applicable Redemption Date.

               "Redemption Date" shall mean any date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

               "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 6, 2002, between the Company and the purchaser named therein, as such agreement may be amended, modified or supplemented from time to time.

               "Regular Cash Dividends" means any regular, fixed, annual, quarterly or other periodic cash dividends as declared by the Board of Directors as part of the Company's dividend payment practice or stated cash dividend policy, whether publicly announced or not, and do not include any other dividends or distributions (such as any dividends designated by the Board of Directors as extraordinary, special or otherwise nonrecurring).

               "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

               "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

               "Rule 144A Global Security" means a permanent Global Security in the form of the security attached hereto as Exhibit A that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A.

               "Sale Price" of a security on any date of determination means:

               (a) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of that security (regular way) on the New York Stock Exchange on that date;

               (b) if that security is not listed on the New York Stock Exchange on that date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which that security is listed;

               (c) if that security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the Nasdaq National Market;

               (d) if that security is not so reported, the last price quoted by Interactive Data Corporation for that security or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company; or

               (e) if that security is not so quoted, the average of the mid-point of the last bid and ask prices for that security from at least two dealers recognized as market-makers for that security.

               "SEC" means the Securities and Exchange Commission.

               "Securities" means any of the Company's Optionally Convertible Equity-linked Accreting Notes (OCEANs SM) due March 6, 2032 issued under this Indenture.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

               "Senior Debt" means the principal of and premium (if any) and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company (whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Company, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities or to other Debt which is pari passu with, or subordinated to, the Securities; provided, however, that Senior Debt shall not be deemed to include (a) any Debt of the Company which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, as amended, was without recourse to the Company, (b) any Debt of the Company to any of its Subsidiaries, (c) Debt to any employee of the Company, (d) trade accounts payable of the Company, (e) accrued liabilities arising in the ordinary course of business of the Company,
(f) the Junior Subordinated Debentures due February 1, 2027, and guarantee issued by the Company in connection with the 8.85% Capital Securities, Series A issued by AmerUs Capital I, and (g) the Junior Subordinated Debentures due July 27, 2003 and guarantee issued by the Company in connection with the 7.00% Adjustable Conversion-Rate Equity Security Units issued by AmerUs Capital II.

               "Stated Maturity" means March 6, 2032.

               "Stated Interest" shall have the meaning set forth in paragraph 1 of the Securities.

               "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries.

               "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

               "Trading Day" means any day on which the securities exchange or quotation system which is used to determine the Sale Price of the applicable security is open for trading or quotation, or if the applicable security is not so listed or quoted, any Business Day.

               "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term to March 6, 2007, provided, however, that if the then remaining term to March 6, 2007 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States

Treasury securities for which such yields are given, except that if the then remaining term to March 6, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

               "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

               "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

               Section 1.2 Other Definitions.


Term:                                                 Defined in Section:
"Act"..............................................   1.5(a)
"Agent Members"....................................   2.12(e)
"Bid Solicitation Agent"...........................   2.3
"Change of Control Purchase Notice"................   3.8(b)
"Change of Control Purchase Price".................   3.8(a)
"Company Notice"...................................   3.8(b)
"Conversion Agent".................................   2.3
"Conversion Price".................................   10.3
"Current Market Price".............................   10.3(g)
"Deferred Interest"................................   2.14
"Depositary".......................................   2.1(a)
"distributed assets"...............................   10.3(d)
"DTC"..............................................   2.1(a)
"Event of Default".................................   6.1
"Exchange Party"...................................   10.2(f)
"Ex-Dividend Time".................................   10.1(b)
"Expiration Time"..................................   10.3(f)
"Fair Market Value"................................   10.3(g)
"Interest Deferral Period".........................   2.14
"junior securities"................................   11.15
"Legal Holiday"....................................   12.8
"Measurement Period"...............................   10.1(b)(iv)
"Minimum Amount"...................................   10.1(b)(iv)
"Non-Electing Share"...............................   10.4
"Notice of Default"................................   6.1(c)
"Paying Agent".....................................   2.3
"Post-Distribution Price"..........................   10.3(d)
"Purchased Shares".................................   10.3(f)

"Proceeding".......................................   11.2
"QIB"..............................................   2.1(a)
"Reference Period".................................   10.3(d)
"Register".........................................   2.3
"Registrar"........................................   2.3
"Record Date"......................................   10.3(g)
"Repurchase Date"..................................   3.8(a)
"Request"..........................................   10.1(b)(iv)
"Rights Plan"......................................   10.3(d)
"Rule 144A Information"............................   4.5
"Special Conversion Event".........................   10.1(b)(iv)
"Surviving Person".................................   5.1(a)
"Tax Event"........................................   3.1(c)
"Tax Event Conversion Value".......................   3.1(c)
"transfer".........................................   2.12(d)
"Trigger Event"....................................   10.3(e)


               Section 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "Commission" means the SEC.

               "indenture securities" means the Securities.

               "indenture security holder" means a Holder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Trustee.

               "obligor" on the Securities means the Company.

               All other TIA terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

               Section 1.4 Rules of Construction. Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States as in effect from time to time;

               (3) "or" is not exclusive;

               (4) "including" means including, without limitation; and

               (5) words in the singular include the plural, and words in the plural include the singular.

               Section 1.5 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

               (c) The ownership of Securities shall be proved by the Register.

               (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

               (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                    ARTICLE 2

                                 THE SECURITIES

               Section 2.1 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the forms set forth in Exhibits A, which is incorporated and made part of this Indenture. The Securities shall be issued only in registered form without coupons and only in $1,000 original principal amount or integral multiples thereof with principal amount at maturity of $1,270 per $1,000 original principal amount thereof. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

               (a) Rule 144A Global Security. All of the Securities are being offered and sold to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A and shall be issued initially in the form of a Rule 144A Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided subject in each case to compliance with the applicable rules and procedures of the Depositary.

               (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate original principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate original principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities.

               Any adjustment of the aggregate original principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.6(a) and shall be made on the records of the Trustee and the Depositary.

               (c) Book-Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the

Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (iii) shall bear legends substantially to the following effect:

               "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO AMERUS GROUP CO. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

               Section 2.2 Execution and Authentication. The Securities may be executed on behalf of the Company by any Officer. The signature of such Officer of the Company on the Securities may be manual or facsimile. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

               Securities bearing the manual or facsimile signatures of persons who were, at the time of the execution of the Securities, proper Officers of the Company shall bind the Company, notwithstanding that such persons or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities by the Trustee.

               No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of a duly authorized signatory, and such certificate of authentication upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

               The Trustee shall authenticate and deliver Securities for original issue in an aggregate original principal amount of up to $185,000,000 upon a Company Order without any further action by the Company. The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a 144A Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate original principal amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in
Section 2.7.

               Section 2.3 Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent") and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall also appoint a bid solicitation agent ("Bid Solicitation Agent") to act for the purposes of
Article 10. The Registrar shall keep a register ("Register") of the Securities and of their transfer and exchange. The Company may appoint and maintain one or more co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents to act with respect to this Indenture and the Securities; provided that (i) the term "Paying Agent" used herein shall include any such additional Paying Agent, including any named pursuant to Section 4.4,
(ii) the term "Conversion Agent" used herein shall include any such additional Conversion Agent, including any named pursuant to Section 4.4, and (iii) the term "Registrar" used herein shall include all such co-Registrars.

               The Company shall enter into an appropriate agency agreement with any Person (other than the Trustee) appointed as Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent in accordance with the foregoing paragraph. The agreement shall implement the provisions of this Indenture that relate to such agency. The Company shall notify the Trustee of the name and address of all such agents, except where the Trustee is acting as such pursuant to this Section 2.3. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or Bid Solicitation Agent.

               The Company initially appoints the Trustee as Registrar, Conversion Agent, Paying Agent and Bid Solicitation Agent in connection with the Securities.

               Section 2.4 Paying Agent to Hold Money in Trust. Prior to 11:00 a.m., New York City time, on each due date of payments on any Securities, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on such due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee, as the case may be, all money held by the Paying Agent for the making of payments with respect to the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money held by it in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of payments on any Securities, segregate the money held by it as Paying Agent and hold it in a separate trust fund. The Company may at any time, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon doing so, the Paying Agent shall have no further liability for such money.

               Section 2.5 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee not later than one Business Day prior to each Interest Payment Date and, if any Contingent Interest is payable on a Quarterly Contingent Interest Payment Date that is not an Interest Payment Date, not later than one Business Day prior to such Quarterly Contingent Interest Payment Date and at such other times as the Trustee may reasonably request in writing, the names and addresses of Holders as they appear in the Register, and the aggregate original principal amount represented by Securities held by each Holder, as of the preceding Interest Record Date or Quarterly Contingent Interest Record Date, as the case may be, and such other dates as reasonably requested by the Trustee.

               Section 2.6 Transfer and Exchange. (a) Subject to Section 2.12, upon surrender for registration of transfer of any Security at a Registrar, together with an assignment form in the form included in Exhibit A, in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, representing a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange; provided that this sentence shall not apply to any exchange pursuant to Sections 2.6(e), 2.9, 3.6, 3.11, 9.5 or 10.2(e).

               Subject to Section 2.12, at the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, representing a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder or its attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

               The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of (i) any Securities or portions thereof selected or called for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (ii) any Securities or portions thereof in respect of which a Change of Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased), or
(iii) any Securities for a period of 15 days before any mailing of a notice of Securities to be redeemed.

               All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange. Each Holder of a

Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

               (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.6. Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

               (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

               (d) Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

               (e) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the Legend, or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

               (f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

               Section 2.7 Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon the Company's written request, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

               In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion (but subject to any conversion rights) may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

               Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

               Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

               The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

               Section 2.8 Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section
2.7 and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite original principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

               If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless each of the Company and the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

               If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Repurchase Date, or on Stated Maturity, money sufficient to pay amounts owed with respect to Securities payable on that date, then immediately after such Redemption Date, Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest, if any, on such Securities shall cease to accrue; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

               If a Security is converted in accordance with Section 10.1, then as of the Conversion Date, such Security shall cease to be outstanding and interest, if any, shall cease to accrue on such Security as of such date.

               Section 2.9 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute and, upon Company Order, the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

               If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor definitive Securities of authorized denominations representing a like principal amount. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

               Section 2.10 Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion (except Securities exchanged pursuant to Section 10.2(f)), redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the

Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

               Section 2.11 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal amount of the Security, any Redemption Price or Change of Control Purchase Price in respect thereof, any premium (including any Make-Whole Premium) or any accrued interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest) thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee and any of their respective agents shall be affected by notice to the contrary.

               Section 2.12 Global Securities. iii) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.6 and this Section 2.12.

               (b) Subject to Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in the Legend, including (other than in the case of a transfer of a Rule 144A Global Security) the delivery of an Opinion of Counsel. Whenever any Security bearing the restrictive Legend is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

               (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 (including Rule 144(k)) or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

               (d) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

               (e) The provisions of this Section 2.12(e) shall apply only to Global Securities:

               (1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in accordance with their interests in such Securities in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (ii) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (iii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (i) or (ii) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

               (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall represent an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

               (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

               (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.

               (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

               Section 2.13 CUSIP Numbers. The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

               Section 2.14 Deferral of Interest; Notice of Deferral. iv) If no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of the Securities, from time to time to defer payments of Stated Interest for a period (an "Interest Deferral Period") not exceeding 10 consecutive semiannual periods, commencing from the first Interest Payment Date on which such payment of Stated Interest which would otherwise have been payable is so deferred. An Interest Deferral Period may not, however, extend beyond Stated Maturity. To the extent permitted by applicable law, interest on any deferred payment of Stated Interest will accrue at the rate of 5.00% per annum, compounded semiannually on each Interest Payment Date and calculated on the basis of a 360-day year of twelve 30-day months. Upon the termination of any Interest Deferral Period, the Company shall repay, in whole and not in part, the aggregate amount of all accrued and unpaid deferred payments of Stated Interest outstanding at that time plus any accrued and unpaid interest thereon ("Deferred Interest") then due. Before the termination of any Interest Deferral Period, the Company may further extend such period; provided that such period together with all such further extensions thereof does not exceed 10 consecutive semiannual periods. If any Interest Deferral Period shall terminate on a day that is not an Interest Payment Date, the Company shall pay all Deferred Interest due and payable upon such termination to Holders of record on a record date selected by the Company, which shall be no more than 30 days and no less than 15 days prior to such date of determination.

               Notwithstanding the foregoing, all Deferred Interest outstanding during an Interest Deferral Period shall become immediately due and payable (i) upon the Interest Payment Date next following the date of commencement of such Interest Deferral Period, unless such Interest Deferral Period is further extended by the Company as permitted by the foregoing paragraph, (ii) upon the fifth anniversary of the date of commencement of such Interest Deferral Period, or (iii) with respect to any Security or any portion thereof converted, repurchased or redeemed during an Interest Deferral Period, upon the conversion, repurchase or redemption of such Security. Upon the termination of any Interest Deferral Period and full payment of all accrued and unpaid Deferred Interest due upon such termination, the Company may commence a new Interest Deferral Period, subject to the foregoing requirements.

               (b) If the Company elects to commence an Interest Deferral Period with respect to the Securities, the Company shall give the Trustee notice of the commencement of such Interest Deferral Period, and prepare and provide a press release to DTC for dissemination through the DTC broadcast facility, at least one Business Day before the Interest Record Date for the next following Interest Payment Date, unless otherwise required by any applicable law or regulation.

               (c) During an Interest Deferral Period, the Company shall not (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its Capital Stock (other than stock dividends paid by the Company which consist of stock of the same class as that on which such dividend is being paid and purchases of Common Stock related to the issuance of Common Stock under any stock option or other benefit plan for the directors, officers, employees or agents of the Company or its Subsidiaries), (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any Debt securities of the Company that rank pari passu with or junior to the Securities (other than any payment, repayment, repurchase or redemption made on Debt relating to employee stock ownership plans), nor (iii) make any guarantee payments with respect to the foregoing.

                                    ARTICLE 3

                            REDEMPTION AND PURCHASES

               Section 3.1 Right to Redeem. v) Optional Redemption upon Satisfaction of Market Price Condition. Subject to the rights of Holders set forth in Section 10.1 and the provisions of this Article, the Company may, upon giving such notice to Holders as provided in Section 3.3, elect to redeem the Securities outstanding at any time as a whole or, on or after March 6, 2007, in part from time to time, provided that at least $75,000,000 original principal amount of Securities remain outstanding immediately after any such partial redemption, for cash at a Redemption Price equal to 100% of their Accreted Principal Amount on the Redemption Date plus, accrued and unpaid interest (including Stated Interest, Contingent Interest, Deferred

Interest and Additional Interest), if any, thereon up to but not including the Redemption Date plus, with respect to any Security or any portion thereof redeemed on a Redemption Date that occurs prior to March 6, 2007, a Make-Whole Premium, if the Sale Price per share of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading-Day period ending on and including the Trading Day before the date on which the notice of redemption is given pursuant to Section 3.3 exceeds 140% of the Initial Stock Price.

               (b) Optional Redemption upon a Change of Control. Subject to the rights of Holders set forth in Section 10.1 and the provisions of this Article, the Company may, upon giving such notice to Holders as provided in Section 3.3, elect to redeem the Securities outstanding at any time as a whole but not in part for cash at a Redemption Price equal to 100% of their Accreted Principal Amount on the Redemption Date plus, accrued and unpaid interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest), if any, thereon up to but not including the Redemption Date plus, with respect to any Security or any portion thereof redeemed on a Redemption Date that occurs prior to March 6, 2007, a Make-Whole Premium, if a Change of Control has occurred, provided that the notice of such redemption to be given to Holders in accordance with Section 3.3 is mailed within 30 days following the occurrence of such Change of Control.

               (c) Optional Redemption upon a Tax Event. Subject to the rights of Holders set forth in Section 10.1 and the provisions of this Article, the Company may, upon giving such notice to Holders as provided in Section 3.3, elect to redeem the Securities outstanding at any time as a whole but not in part for cash at a Redemption Price equal to 100% of their Accreted Principal Amount on the Redemption Date plus, accrued and unpaid interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest), if any, thereon up to but not including the Redemption Date plus, with respect to any Security or any portion thereof redeemed on a Redemption Date that occurs prior to March 6, 2007, a Make-Whole Premium, if a Tax Event has occurred and the Tax Event Conversion Value of the Securities on any Trading Day within the five Trading Days immediately preceding the date on which the notice of such redemption is given in accordance with Section 3.3 exceeds their Accreted Principal Amount by at least 10%.

               A "Tax Event" shall be deemed to have occurred if the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after February 28, 2002, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or rules or regulations thereunder) of the United States or any political subdivision or taxing authority of, or in, the United States; or (ii) any amendment to, or change in, an interpretation or application of those laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after February 28, 2002, there is more than an insubstantial risk (x) that the amount of interest deductible by the Company for United States federal income tax purposes with respect to the Securities either
(1) would not be based on the treatment of the Securities as contingent payment debt instruments or (2) would not be calculated using a comparable yield equal to or greater than 9.917% per annum, or (y) that the Company would not be entitled to deduct interest on the Securities (in whole or in part) for any reason.

               "Tax Event Conversion Value" of any Security on any date of determination is equal to the product of (i) the Sale Price per share for the Common Stock on such date, multiplied by (ii) the number of shares of Common Stock issuable upon conversion of such Security pursuant to paragraph 8 of the Securities.

               Section 3.2 Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed on a pro rata basis. The Trustee shall make the selection at least three days prior to the date on which the Company proposes to mail notice to Holders in accordance with Section 3.3.

               The Trustee may select for redemption portions of the original principal amount of any Securities that have denominations larger than $1,000. Securities and portions thereof so selected by the Trustee shall be in $1,000 original principal amount or integral multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

               If any Security selected for partial redemption is surrendered for conversion in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be), solely for the purpose of determining the aggregate original principal amount of the Securities to be redeemed by the Company, to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

               Section 3.3 Notice of Redemption. vi) The Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed at least 15 days but not more than 60 days prior to the Redemption Date.

               (b) The notice shall identify the Securities to be redeemed and shall state:

               (1) the Redemption Date;

               (2) the Redemption Price;

               (3) the Conversion Price and any adjustments thereto;

               (4) the name and address of the Paying Agent and Conversion
        Agent;

               (5) that Securities called for redemption may be converted at any time before the close of business on the date that is two Business Days prior to the Redemption Date;

               (6) that Holders who want to convert Securities must satisfy the requirements set forth in Article 10;

               (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price therefor;

               (8) if any Security is being redeemed in part, the portion of the original principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security being redeemed in part, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

               (9) that, unless the Company defaults in making payment of such Redemption Price, interest on Securities called for redemption will cease to accrue on and after the Redemption Date; and

               (10) the CUSIP number of the Securities.

               Section 3.4 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the provisions of Article 10. Upon surrender to the Paying Agent, Securities called for redemption shall be paid at the Redemption Price stated in the notice.

               Section 3.5 Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of all Securities to be redeemed on that date, other than Securities or portions of Securities called for redemption that on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by or on behalf of the Company in trust and is not required for such purpose, it shall be discharged from such trust.

               Section 3.6 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination representing a like principal amount to the unredeemed portion of the Security surrendered.

               Section 3.7 Notice to Trustee. If the Company elects to redeem Securities pursuant to Section 3.1, it shall notify the Trustee in writing of the Redemption Date, the original principal amount of Securities to be redeemed and the Redemption Price (calculated to the nearest cent) by a Company Order at least 20 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), but in any event no later than two days prior to the date on which the Company proposes to mail notice of such redemption to the Holders pursuant to Section 3.3 above. If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company's written request, which request shall
(i) be irrevocable once given and (ii) set forth all relevant information required by Section 3.3, the Trustee shall give the notice of redemption required pursuant to Section 3.3 to each Holder in the Company's name and at the Company's expense, provided that the Company makes such request at least 10 days prior to the date by which such notice of redemption must be given to Holders in accordance with Section 3.3.

               Section 3.8 Purchase of Securities at Option of the Holder upon Change of Control. vii) If a Change of Control occurs, Securities or any portion thereof that is an integral multiple $1,000 original principal amount shall be purchased by the Company, at the option of the Holder thereof, at a purchase price equal to 100% of the Accreted Principal Amount of such Securities as of the date that is 45 Business Days after the date of the notice given by the Company in accordance with paragraph (b) below (the "Repurchase Date"), plus accrued and unpaid interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest), if any, thereon up to but not including the Repurchase Date (the "Change of Control Purchase Price"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in
Section 3.8(c).

               (b) Within 30 days after the occurrence of a Change of Control, the Company shall mail a written notice of the Change of Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice given by the Company ("Company Notice") shall include a notice in the form attached hereto as part of Exhibit A to be completed by the Holder (the "Change of Control Purchase Notice") and shall state:

               (1) briefly, the events causing a Change of Control and the date such Change of Control is deemed to have occurred for purposes of this
        Section 3.8;

               (2) the date by which the Change of Control Purchase Notice must be given by the Holder;

               (3) the Repurchase Date;

               (4) the Change of Control Purchase Price;

               (5) the name and address of the Paying Agent and the Conversion Agent;

               (6) the Conversion Price and any adjustments thereto;

               (7) that Securities as to which a Change of Control Purchase Notice has been given may be converted into shares of Common Stock pursuant to Article 10 hereof only if the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (8) that Securities must be surrendered to the Paying Agent to collect payment;

               (9) that the Change of Control Purchase Price for any Securities as to which a Change of Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Securities as described in (8);

               (10) the procedures the Holder must follow to exercise rights under this Section 3.8 and a brief description of those rights;

               (11) the procedures for withdrawing a Change of Control Purchase Notice;

               (12) that, unless the Company defaults in making payment of such Change of Control Purchase Price, interest on Securities surrendered for purchase by the Company will cease to accrue on and after the Repurchase Date; and

               (13) the CUSIP number of the Securities.

               (c) A Holder may exercise its rights specified in Section 3.8(a) upon delivery of a Change of Control Purchase Notice to the Paying Agent at any time prior to the close of business on the fifth Business Day prior to the Repurchase Date, stating:

               (1) the certificate numbers of the Securities that the Holder will deliver to be purchased;

               (2) the portion of the original principal amount of the Securities which the Holder will deliver to be purchased, which portion must be in $1,000 original principal amount or an integral multiple thereof; and

               (3) that such Securities shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Securities.

               The delivery of such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 3.8 only if the Securities so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

               The Company shall purchase from the Holder thereof, pursuant to this Section 3.8, a portion of a Security if the original principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

               Any purchase by the Company contemplated pursuant to the provisions of this Section 3.8 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.8.

               Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Purchase Notice contemplated by this Section 3.8(c) shall have the right to withdraw such Change of Control Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

               The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

               Section 3.9 Effect of Change of Control Purchase Notice; Withdrawal of Change of Control Purchase Notice. Upon receipt by the Paying Agent of the Change of Control Purchase Notice specified in Section 3.8(b), the Holder of the Securities in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Securities. Such Change of Control Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such Securities (provided the conditions in Section 3.8(c) have been satisfied) and (y) the time of delivery of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 3.8(c). Securities in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to
Article 10 on or after the date of the delivery of such Change of Control Purchase Notice, unless such Change of Control Purchase Notice has first been validly withdrawn.

               A Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change of Control Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date specifying:

               (1) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted,

               (2) the original principal amount of the Securities or portion thereof (which must be an original principal amount of an integral multiple of $1,000) with respect to which such notice of withdrawal is being submitted, and

               (3) the original principal amount, if any, of such Securities or portion thereof (which must be an original principal amount of an integral multiple of $1,000) which remains subject to the original Change of Control Purchase Notice and which has been or will be delivered for purchase by the Company.

               The Paying Agent will promptly return to the respective Holders thereof any Securities or portion thereof (x) with respect to which a Change of Control Purchase Notice has been withdrawn in compliance with this Indenture, or
(y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Securities) in which case, upon such return, the Change of Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

               Section 3.10 Deposit of Change of Control Purchase Price. Prior to 11:00 a.m. (New York City time) on the Business Day preceding the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change of Control Purchase Price of the Securities or portion thereof to be purchased on the Repurchase Date.

               Section 3.11 Securities Purchased in Part. Any certificated Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder representing an aggregate original principal amount equal to, and in exchange for, the portion of the original principal amount of the Security so surrendered which is not purchased.

               Section 3.12 Covenant to Comply with Securities Laws upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.8, and if such offer to purchase or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase, the Company shall (i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply in all material respects with all federal and state securities laws so as to permit the rights and obligations under Section 3.8 to be exercised in the time and in the manner specified in
Section 3.8.

               Section 3.13 Repayment to the Company. The Trustee and the Paying Agent, as the case may be, shall return to the Company any cash that remains unclaimed as provided in paragraph 13 of the Securities, together with interest, if any, thereon (subject to the provisions of Section 7.1(f)), held by them for the payment of the Change of Control Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest, if any, thereon (subject to the provisions of Section 7.1(f)).

                                    ARTICLE 4

                                    COVENANTS

               Section 4.1 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent shall be considered paid on the date it is due if deposited with the Trustee or Paying Agent, as the case may be, by 11:00 a.m. (New York City time) by the Company or an Affiliate thereof. An installment of principal or interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest) thereon, if any, shall be considered paid on the applicable due date if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.

               The Company shall, to the extent permitted by law and unless otherwise provided in this Indenture, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in addition to the continued accrual of interest on the Securities.

               Section 4.2 Compliance Certificate. The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2002) an Officers' Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

               Section 4.3 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

               Section 4.4 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Securities may be presented and surrendered for payment, registration of transfer, exchange, purchase, redemption or conversion and where payment of interest on the Securities may be made. The office of the Trustee in the City of New York located at 101 Barclay Street, New York, New York 10286 shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency, unless such office or agency is an office or agency of the Trustee or any of its Affiliates. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof in accordance with this paragraph, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

               The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

               Section 4.5 Delivery of Certain Information. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of Common Stock delivered upon


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
conversion thereof, promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of Common Stock, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provisions. Whether a Person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

               Section 4.6 Tax Treatment of Securities. The Company and each Holder by purchasing a Security agree that (i) the Securities are contingent payment debt instruments within the meaning of Treasury Regulations Section 1.1275-4, (ii) each Holder shall be bound by the Company's application of the Treasury regulations to the Securities, including the Company's determination of the comparable yield within the meaning of Treasury Regulations Section 1.1275-4(b)(4), (iii) each Holder shall use the projected payment schedule attached as Exhibit C to this Indenture with respect to the Securities, as provided in Treasury Regulations Section 1.1275-4(b)(4), to determine its interest accruals and adjustments as provided in Treasury Regulations Section 1.1275-4(b)(4)(iv), and (iv) the Company and each Holder will not take any position on a tax return inconsistent with (i), (ii) or (iii) above, unless required by applicable law.

               Section 4.7 Additional Interest. If at any time Additional Interest becomes payable by the Company pursuant to the Registration Rights Agreement and the Securities, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such amounts, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

               Section 5.1 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other Person or sell, lease, convey or otherwise dispose of all or substantially all of its properties and assets substantially to any Person, unless:

               (a) (1) the Company shall be the surviving Person or the Person formed by such consolidation or into which the Company is merged or the Person to which the properties and assets of the Company are so sold, leased, conveyed or otherwise disposed (the "Surviving Person") is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (2) if the Company is not the Surviving Person, the Surviving Person expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

               (b) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

               (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, conveyance or other disposal and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5, that all conditions precedent herein provided for relating to such transaction have been satisfied and such Opinion of Counsel shall also state that such supplemental indenture is enforceable against the Surviving Person in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights and by general principles of equity.

               For purposes of the foregoing, the transfer (by sale, lease, conveyance or other disposal) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which if such assets were owned by the Company would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

               Upon the execution and delivery of a supplemental indenture as provided in (a)(2) above, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Person had been named as the Company herein; and thereafter, except in the case of a lease of all or substantially all of the Company's assets and with respect to any obligations the Company may have under a supplemental indenture pursuant to Section 10.4, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.6, the Company, the Trustee and the Surviving Person shall enter into a supplemental indenture to evidence the succession and substitution of such Surviving Person and such discharge and release of the Company.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

               Section 6.1 Events of Default. An "Event of Default" occurs if:

               (a) the Company defaults in the payment of any interest (including Stated Interest, Contingent Interest and Additional Interest), if any, payable on any Security and such default continues for 30 days or more after such payment becomes due and payable, except to the extent payment of Stated Interest is deferred pursuant to Section 2.14;

               (b) the Company defaults in the payment of the Accreted Principal Amount, Deferred Interest, premium (if any), Redemption Price or Change of Control Purchase Price on any Security when the same becomes due and payable, except to the extent payment of Deferred Interest is extended pursuant to Section 2.14;

               (c) the Company fails to comply with any of its covenants or agreements in the Securities or this Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for 90 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate original principal amount of the outstanding Securities a written notice (a "Notice of Default") specifying such Default and requiring the Company to cause such Default to be cured and stating that such notice is a Notice of Default hereunder;

               (d) the Company fails to make any payment when due, including any applicable grace period, in respect of indebtedness for borrowed money of the Company, which failure to pay results in acceleration of such indebtedness which is in an amount in excess of the Applicable Limit, and such indebtedness is not discharged, or such payment default and acceleration is not cured or rescinded, within a period of 30 days;

               (e) the Company defaults with respect to any indebtedness for borrowed money of the Company (other than a Default described in (d) above) that results in the acceleration of such indebtedness, which default results in acceleration of any such indebtedness which is in an amount in excess of the Applicable Limit and such indebtedness is not discharged, or such acceleration is not rescinded, within a period of 30 days;

               (f) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

               (g) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or make any general assignment for the benefit of creditors.

               The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under (c), (d) or (e) above, its status and what action the Company is taking or proposes to take with respect thereto.

               Section 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(f) or (g)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate original principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the then Accreted Principal Amount of all the Securities plus all accrued and unpaid interest (including Stated Interest,

Contingent Interest, Deferred Interest and Additional Interest) thereon, if any, through the date of declaration to be immediately due and payable. Upon such a declaration, such Accreted Principal Amount plus all accrued interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest) thereon, if any, shall become and be immediately due and payable. If an Event of Default specified in Section 6.1(f) or (g) occurs, the Accreted Principal Amount of all the Securities plus all accrued interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest) thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate original principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) all existing Events of Default have been cured or waived except nonpayment of the Accreted Principal Amount plus all accrued interest thereon, if any, that have become due solely as a result of acceleration, and (iii) all amounts due to the Trustee under Section 7.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

               Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Accreted Principal Amount of all the Securities plus all accrued interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest), if any, thereon or to enforce the performance of any provision of the Securities or this Indenture.

               The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

               Section 6.4 Waiver of Past Defaults. The Holders of a majority in aggregate original principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may waive an existing Default and its consequences except (i) an Event of Default described in Section 6.1(a) or 6.1(b) above, (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected or (iii) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 10. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

               Section 6.5 Control by Majority. The Holders of a majority in aggregate original principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction (i) which conflicts with applicable law or this Indenture or (iii) which the Trustee determines in good faith is (x) unduly prejudicial to the rights of other Holders or (y) would involve the

Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.5 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

               Section 6.6 Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

               (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

               (b) the Holders of at least 25% in aggregate original principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

               (c) such Holder severally, or jointly with other Holders, offer the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

               (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

               (e) the Holders of a majority in aggregate original principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

               A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

               Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Accreted Principal Amount of or premium, if any, or interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest), if any, on the Securities (including interest, if any, due on overdue amounts) held by such Holder, on or after the respective due dates expressed in the Securities, and to convert the Securities in accordance with
Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

               Section 6.8 Collection Suit by Trustee. If an Event of Default described in Section 6.1(a) or 6.1(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Security and the amounts provided for in Section 7.7.

               Section 6.9 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company, or of such other obligor or their creditors, the Trustee (irrespective of whether any Accreted Principal Amount of or premium, if any, or interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest), if any, on the Securities, including interest, if any, due on overdue amounts, shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

               (a) to file and prove a claim for any accrued and unpaid Accreted Principal Amount of or premium, if any, or interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest), if any, on the Securities or interest, if any, due on overdue amounts in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due to the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding; and

               (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7.

               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

               Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

               First, to the Trustee for amounts due under Section 7.7;

               Second, to the holders of Senior Debt to the extent required by
        Article 11;

               Third, to Holders for amounts due and unpaid on the Securities for Accreted Principal Amount and interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Accreted Principal Amount and interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest, if any), respectively; and

               Fourth, the balance, if any, to the Company.

               The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder a notice that states the record date, the payment date and the amount to be paid.


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
               Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.6 or a suit by Holders of more than 10% in aggregate original principal amount of the Securities at the time outstanding. This
Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

               Section 6.12 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of any principal of or premium, if any, or interest on the Securities (including interest, if any, due on overdue amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE

               Section 7.1 Duties of Trustee. viii) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               (b) Except during the continuance of an Event of Default:

               (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.1(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

               (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

               (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

               (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

               Section 7.2 Rights of Trustee. Subject to its duties and responsibilities under the TIA,

               (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, security, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

               (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

               (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

               (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

               (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, security, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

               (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

               (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

               (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

               Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or Bid Solicitation Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

               Section 7.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

               Section 7.5 Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Holder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Sections 6.1(a) and 6.1(b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.5 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

               Section 7.6 Reports by Trustee to Holders. Within 60 days after each February 15 beginning with the February 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such February 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

               A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

               Section 7.7 Compensation and Indemnity. The Company agrees:

               (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

               (b) to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

               (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claim, liability, cost or expense (including reasonable attorney's fees and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

               To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal of or premium, if any, or interest on the Securities or interest, if any, due on overdue amounts, as the case may be, in respect of any Securities.

               The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(f) or (g), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

               Section 7.8 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.8.

               The Trustee may resign by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Holders of a majority in aggregate original principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may at any time prior to the occurrence and continuation of an Event of Default remove the Trustee by Company Order given at least 30 days prior to the date of the proposed removal.

               The Company shall remove the Trustee if:

               (a) the Trustee fails to comply with Section 7.10;

               (b) the Trustee is adjudged bankrupt or insolvent;

               (c) a receiver or public officer takes charge of the Trustee or its property; or

               (d) the Trustee otherwise becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

               If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate original principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

               Section 7.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

               Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

               Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

               Section 8.1 Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and, in either case, the Company pays all other sums payable hereunder by the Company, then (x) this Indenture shall, subject to Section 7.7, cease to be of further effect, and (y) the Trustee shall, on demand of and at the expense of the Company, join in the execution of a document acknowledging satisfaction and discharge of this Indenture, provided that the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

               Section 8.2 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years after a right to such money or securities has matured, subject to applicable unclaimed property law. After such return to the Company, Holders entitled to such money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

                                    ARTICLE 9

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

               Section 9.1 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder:

               (a) to cure any ambiguity, defect or inconsistency herein or in the Securities;

               (b) to provide for the assumption of the Company's obligations to Holders;

               (c) to comply with Section 5.1 or Section 10.4;

               (d) to make any change that does not materially adversely affect the rights of any Holder; or

               (e) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

               Section 9.2 With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate original principal amount of the Securities then outstanding, and the Holders of a majority in aggregate original principal amount of the Securities then outstanding may waive compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section may not:

               (a) change the Stated Maturity or due dates of the principal of, or interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest) on, any Security, or adversely affect the right of a Holder to convert any Security, or change the amount of Common Stock issuable upon any conversion;

               (b) reduce the Accreted Principal Amount, the Redemption Price or Change of Control Purchase Price of, or premium, if any, or interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest) on, any Security;

               (c) change the currency for payment of principal or Accreted Principal Amount, the Redemption Price or the Change of Control Purchase Price of, or interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest) on, any Security;

               (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Security;

               (e) reduce the above stated percentage of outstanding Securities whose Holders must consent to an amendment or supplement of this Indenture or a waiver of defaults or failure to comply hereunder;

               (f) make any change in Article 11 or the ranking or priority of any Securities in a manner materially adverse to the Holders; or

               (g) make any change in Section 6.4 or 6.7 or this Section 9.2 (second sentence).

               It shall not be necessary for the consent of the Holders under this Article 9 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. The Company may establish, by delivery of an Officers' Certificate to the Trustee, a record date for determining Holders of record entitled to give any consent or waiver pursuant to this Article 9.

               After an amendment or supplement under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or supplement; provided that any failure of the Company to mail any such notice, or any defect therein, shall not in any way impair or affect the validity of any supplemental indenture.

               Section 9.3 Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

               Section 9.4 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to such Security or portion of a Security if a Trust Officer of the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. Notwithstanding the foregoing, if a record date has been established for the purpose of determining Holders entitled to consent, such written notice of revocation must be signed by the Holder of record as of the record date or his duly appointed proxy.

               Section 9.5 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

               Section 9.6 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.1) shall be entitled to conclusively rely upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

               Section 9.7 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10

                                   CONVERSIONS

               Section 10.1 Conversion Privilege. ix) A Holder may convert any Securities or any portion of the original principal amount thereof which is an integral multiple of $1,000 into duly authorized, fully paid and nonassessable shares of Common Stock at any time prior to Stated Maturity, at the Conversion Price set forth in paragraph 8 of the Securities, subject to adjustment as hereinafter provided, if at least one of the conditions for conversion provided in clause (b) below is satisfied. Whenever the Securities shall become convertible pursuant to this Section 10.1, the Company or, at the Company's written request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 12.2. Any notice so given shall be deemed duly given, whether or not the Holder receives such notice.

               (b) Conditions for Conversion. x) Conversion upon Satisfaction of Market Price Condition. A Holder may convert Securities into shares of Common Stock, if the Sale Price per share of the Common Stock for at least 20 Trading Days in the 30 Trading-Day period ending on the Trading Day immediately preceding the date on which Securities are surrendered for conversion exceeds 140% of the Initial Stock Price. The Conversion Agent shall determine on a daily basis whether the Securities shall be convertible pursuant to this clause (b)(i) and, if the Securities shall be so convertible, the Conversion Agent shall promptly deliver written notice thereof to the Company and, if the Trustee is not acting as Conversion Agent pursuant to Section 2.3 at the time of such notification, to the Trustee.

               (ii) Conversion upon an Event of Default. A Holder may convert Securities into shares of Common Stock, during any period in which an Event of Default has occurred and is continuing.

               (iii) Conversion upon Notice of Redemption. A Holder may surrender for conversion any Securities called for redemption pursuant to a notice of redemption mailed by the Company in accordance with Section 3.3 at any time prior to the close of business on the day that is two Business Days prior to the Redemption Date, even if such Securities are not otherwise convertible at such time.

               (iv) Conversion upon a Special Conversion Event. At any time after 90 days from the date of this Indenture, any Holder may request, by delivery to the Bid Solicitation Agent at its office on any Business Day of a notice in writing complying with the requirements of this paragraph (a "Request"), that the Bid Solicitation Agent obtain, on such Holder's behalf, firm bids to buy not less than $1,000,000 original principal amount of Securities (or, if such Holder beneficially owns less than $1,000,000 original principal amount of Securities, all of such Holder's Securities) nor more than $10,000,000 original principal amount of Securities (such amount to be specified in the Request) during the three consecutive Trading Days next following the date on which the Request was delivered to the Bid Solicitation Agent (the "Measurement Period") from any nationally recognized securities dealers; provided that in such Request (x) such Holder certifies that it could not obtain a firm bid to purchase such Securities from at least two independent nationally recognized securities dealers for such Securities in an amount at least equal to the Minimum Amount per $1,000 original principal amount of Securities, and provides the names of the securities dealers from which such Holder has attempted to obtain such bids, (y) such Holder agrees to use its best efforts to sell such Securities on any day during the Measurement Period to any securities dealer that provides the Bid Solicitation Agent with a firm bid to purchase such Securities in an amount at least equal to the Minimum Amount per $1,000 original principal amount of Securities and (z) such Holder agrees to convert such Securities into shares of the Common Stock, if the Bid Solicitation Agent cannot obtain a firm bid to purchase the Securities at least equal to the Minimum Amount per $1,000 original principal amount of Security during the Measurement Period.

               If a Request is made by a Holder with respect to any Securities, then on each day during the Measurement Period for such Request, the Bid Solicitation Agent shall (a) seek to obtain, on behalf of such Holder, a firm bid to buy such Securities for at least the Minimum Amount per $1,000 original principal amount of the Securities on such day from Credit Suisse First Boston Corporation (or another nationally recognized securities dealer selected by the Company) by 1:00 p.m., New York City time, on such day and (b) if Credit Suisse First Boston Corporation (or such other securities dealer) does not provide a firm bid to buy such Securities for at least the Minimum Amount per $1,000 original principal amount of the Securities on such day, solicit on such Holder's behalf firm bids from at least two other nationally recognized securities dealers, on such day. The Bid Solicitation Agent shall solicit such bids from Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or such other securities dealers selected by the Company.

               If the Bid Solicitation Agent does not receive a firm bid to buy the Securities for at least the Minimum Amount per Security on any day during the Measurement Period, a "Special Conversion Event" shall be deemed to have occurred for the purposes of this Section 10.1(b)(iv) and the Trustee shall promptly notify all Holders that a Special Conversion Event has occurred. During the five Business-Day period commencing on the first Trading Day following the giving of such notice, the Holder that submitted the Request shall, and any other Holder may, convert their Securities in integral multiples of $1,000 original principal amount into a number of shares of Common Stock equal to $990.00 divided by the Conversion Price then in effect.

               If the Bid Solicitation Agent receives a firm bid to buy the Securities for at least the Minimum Amount per $1,000 original principal amount of the Securities on any day during the Measurement Period, (x) a Special Conversion Event shall be deemed not to have occurred, (y) the Bid Solicitation Agent shall provide the Holder with the name of the securities dealer that provided such quote and (z) the Holder shall use its best efforts to sell such Securities to such securities dealer on such day for the price quoted by such securities dealer.

               The "Minimum Amount" for a Security on any day, means the product of (a) 90% of the Sale Price for the Common Stock on such day multiplied by (b) $1,100.00 divided by the Conversion Price in effect on such day.

               (v) Conversion upon an Interest Deferral. A Holder may convert its Securities into our Common Stock at any time during an Interest Deferral Period.

               (vi) Conversion upon Credit Rating Event. A Holder may convert Securities into shares of Common Stock during any period in which (1) Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., has downgraded the Company's senior long-term unsecured credit rating to BB+ or lower and Moody's Investors Services, Inc. has downgraded the Company's senior long-term unsecured credit rating to Ba2 or lower, (2) the senior long-term unsecured credit rating of the Company is suspended or withdrawn by both such rating agencies, or (3) neither of such rating agencies continues to provide ratings services or coverage to the Company.

               (vii) Conversion upon Specified Corporate Transactions. If:

               (1) (A) the Company elects to distribute to all holders of Common Stock rights or warrants entitling them to purchase shares of Common Stock at a price per share that is less than the Current Market Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, (B) the Company elects to distribute to all holders of Common Stock cash or other assets, debt securities or other evidence of indebtedness or other rights to purchase the Company's securities, where the Fair Market Value of such distribution attributable to one share of Common Stock, when aggregated with all other such distributions made within the 180 days preceding the date of declaration of such distribution, exceeds 15% of the Current Market Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, or (C) a transaction or transactions, other than a transaction or transactions specified in
        Section 10.1(b)(vii)(2) below, constituting a Change of Control occurs; then, in each case, the Securities may be surrendered for conversion at any time on or after the date that the Company gives notice to the Holders of such conversion right, which notice shall be given not less than 20 days prior to the Ex-Dividend Time for such distribution, in the case of (A) or (B) above, or within 30 days following the date of occurrence of the Change of Control, in the case of (C) above, until either (x) the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Time and the date the Company announces that such distribution will not take place, in the case of (A) or (B), or (y) 30 days after notice of the Change of Control is given by the Company, in the case of (C) , provided that Securities shall not become convertible pursuant to any distribution described above in (A) or (B) of this Section 10.1(b)(vii)(1) if all Holders may participate in such distribution without conversion of their Securities or if such distribution consists solely of a distribution of rights pursuant to a Rights Plan, provided that (to the extent that the Rights Plan has been implemented and is still in effect upon such conversion) Holders will receive, in addition to the shares of Common Stock issuable upon conversion of their Securities, the rights described in such Rights Plan (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan; or

               (2) the Company is party to a consolidation, merger, binding share exchange or transfer or lease of all or substantially all of its assets pursuant to which the shares of Common Stock would be converted into, or into the right to receive, cash, securities or other property as set forth in Section 10.4, then the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time of such transaction until 15 days after the actual effective date of such transaction.

               "Ex-Dividend Time" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuances or distribution.

               Section 10.2 Conversion Procedure; Conversion Price; Fractional Shares. xi) The Securities shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. No payment or adjustment shall be made in respect of dividends or distributions on the Common Stock or accrued and unpaid interest on converted Securities, except as provided in this Article 10. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead shall, subject to Section 10.3(j) hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Sale Price per share of the Common Stock on the last Trading Day prior to the Conversion Date. The number of full shares of Common Stock deliverable to a Holder pursuant to paragraph 8 of the Securities upon conversion shall be computed by aggregating all Securities (or portions thereof to the extent permitted) surrendered by such Holder for conversion. Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Change of Control Purchase Notice exercising such Holder's option to require the Company to repurchase such Security may be converted only if such notice of exercise is withdrawn in accordance with Section 3.9.

               (b) Before any Holder of a Security shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Securities issued in the form of Global Securities, effect book-entry transfer of the Securities to be converted to the Conversion Agent through the facilities of, and in compliance with the procedures of the Depositary in effect at that time, and in the case of certificated Securities, complete the conversion notice on the back of the Securities (or a facsimile thereof) and surrender such Securities (duly endorsed to the Company or in blank), the conversion notice and any transfer documents required by the Conversion Agent at the office of the Conversion Agent and, in each case, shall give written notice to the Company at the office of the Conversion Agent that such Holder elects to convert the same and shall state in writing therein the original principal amount represented by the Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

               At the time of surrender of Securities for conversion, a Holder also shall make the cash payment, if any, required pursuant to paragraph 8 of the Securities and pay all taxes or duties, if any, required pursuant to Section 10.8.

               Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver (or cause to be issued and delivered) at the office of the Conversion Agent (or such other place within the Borough of Manhattan, New York as shall be notified to such Holder at the time of surrender of such Securities) to such Holder of a Security, or to such Holder's nominee or nominees, certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together with cash payment for any amounts to which such Holder shall be entitled pursuant to
Section 10.9. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

               (c) If the Company exercises its option to redeem the Securities pursuant to Article 3, a Holder may nevertheless exercise its right to convert such Securities in accordance with this Article 10 at any time before the close of business on the date that is two Business Days prior to the Redemption Date.

               (d) A Security shall be deemed to have been converted as of the close of business on the Conversion Date, and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date.

               (e) In case any Securities shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Securities so surrendered, without charge to such Holder (subject to the provisions of Section 10.8), new Securities in authorized denominations representing a like principal amount to the unconverted portion of the surrendered Securities.

               (f) The Company shall have the option, exercisable at any time or from time to time, to designate or change the designation, by an instrument in writing signed by the Company and provided to the Conversion Agent, a financial institution to which Securities surrendered by a Holder for conversion will be initially offered by the Conversion Agent on behalf of a Holder for exchange in lieu of such conversion (an "Exchange Party"); provided that Securities surrendered for conversion (i) prior to March 6, 2007, pursuant to satisfaction of the condition for conversion provided in Section 10.1(b)(iii) or 10.1(b)(vii) above, or (ii) during the period after a Record Date and prior to the corresponding Interest Payment Date, shall not be so offered by the Conversion Agent for exchange. By 11:00 a.m. (New York City time) on each Business Day, the Conversion Agent shall inform the Exchange Party as to the aggregate original principal amount of Securities surrendered for conversion prior to such time on such Business Day or after such time on the prior Business Day. In order to accept Securities surrendered for conversion, the Exchange Party must, by the close of business on such Business Day, agree to deliver to the Conversion Agent in exchange therefor such number of freely tradeable shares of Common Stock as the Holder of such Securities surrendered for conversion would have received upon conversion, plus a cash payment for any amounts the Company would have been required to pay to the Holder upon conversion of such Securities in accordance with the terms thereof and of this Indenture. Settlement for any such exchange shall take place no later than the third Trading Day following the Conversion Date (or, if earlier, the day before any record date for any distribution on the Common Stock or any effective date for any consolidation, merger, binding share exchange or transfer or lease of all or substantially all of the Company's assets). In the event that the Exchange Party fails to deliver the Common Shares by such third Business Day, instead of being exchanged, the Securities will be converted in accordance with their terms and this Indenture. A Holder whose Securities are exchanged in whole or in part shall be given a written confirmation from the Conversion Agent informing such Holder as to the aggregate original principal amount represented by the Securities so exchanged. Any Securities which have been exchanged in lieu of conversion as described in this
Section 10.2(f) shall remain outstanding.

               As soon as practicable after the Conversion Date, the Company, in the case of a conversion pursuant to this Article 10, or the Exchange Party, in the case of an exchange contemplated by this Section 10.2(f), shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full number of shares of Common Stock issuable upon such conversion or exchange of the Securities held by the Holder, plus a cash payment for any amounts the Company is, or if Securities are exchanged pursuant to this Section 10.2(f), would have been, required to pay to the Holder upon conversion of such Securities.


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
               Section 10.3 Adjustments of Conversion Price for Common Stock. The Conversion Price (the "Conversion Price") as set forth in paragraph 8 of the Securities shall be adjusted from time to time as follows:

               (a) Adjustment for Distribution of Common Stock. In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

                       (1) the numerator of which shall be the number of shares
               of Common Stock outstanding at the close of business on the record date fixed for such determination; and

                       (2) the denominator of which shall be the sum of such
               number of shares and the total number of shares constituting such dividend or other distribution.

               Such reduction shall become effective immediately after the opening of business on the day following the record date fixed for such determination. If any dividend or distribution of the type described in this Section 10.3(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

               (b) Adjustment for Change in Capital Stock. In case the Company shall, at any time or from time to time while any of the Securities are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the date upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the Company shall, at any time or from time to time while any of the Securities are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the date upon which such combination becomes effective shall be proportionately increased.

               Any reduction or increase, as the case may be, of the Conversion Price as provided in this clause (b), shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (c) Adjustment for Rights Issue. In case the Company shall, at any time or from time to time while any of the Securities are outstanding, distribute rights or warrants to all holders of its shares of Common Stock entitling them to purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price of the

        Common Stock on the Trading Day immediately preceding the date of the declaration of such distribution (treating the conversion price per share of such securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), then the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the day after the record date for such distribution by a fraction:

                       (1) the numerator of which shall be the number of shares
               of Common Stock outstanding on the close of business on the record date for such distribution, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at the Current Market Price of the Common Stock as of the Business Day immediately preceding the date of the declaration of such distribution; and

                       (2) the denominator of which shall be the number of
               shares of Common Stock outstanding at the close of business on the record date for such distribution, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

               Such adjustment shall become effective immediately after the opening of business on the day following the record date for the determination of the stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the distribution of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

               No adjustment shall be made under this Section 10.3(c) if (i) the application of the formula stated above in this Section 10.3(c) would result in the Conversion Price effective subsequent to such adjustment to be equal to or more than the Conversion Price in effect immediately prior to such adjustment or (ii) such distribution of rights or warrants as described in the first paragraph of this Section 10.3(c) is made pursuant to the implementation of a Rights Plan and the provisions set forth in the last paragraph of Section 10.3(d)(i) below are complied with.

               (d) Adjustment for Other Distributions. xii) Adjustment for Extraordinary Distributions. In case the Company shall, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged), cash, debt securities (or other evidence of its indebtedness) or other assets, excluding:

                - any dividends or distributions to which Section 10.3(a), 10.3(c) or 10.3(d)(ii) applies,

                - any distribution of rights pursuant to the adoption of a stockholder rights plan,

                - on or prior to March 6, 2004, Regular Cash Dividends, except where the per share amount thereof, when aggregated with the per share amounts of other cash distributions made within the preceding 12 months for which no adjustment has been made, exceeds 5% of the Current Market Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, and

                - after March 6, 2004, dividends that result in Contingent Interest becoming payable in accordance with paragraph 1 of the Securities (such cash, debt securities or other evidence of indebtedness) or other assets being distributed hereinafter in this Section 10.3(d) called the "distributed assets")

        then, in each such case, subject to Section 10.3(l), the Conversion Price shall be adjusted so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the opening of business on the day after the record date for the determination of stockholders entitled to receive such distributed assets by a fraction:

                       (1) the numerator of which shall be the Current Market
               Price of the Common Stock on such record date for the distribution, less the Fair Market Value on such record date of the portion of the distributed assets so distributed attributable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on such record date as provided in Section 10.3(g)) on such record date; and

                       (2) the denominator of which shall be such Current Market
               Price.

               Such reduction shall become effective immediately prior to the opening of business on the day following the record date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

               In the event that (x) the difference between the Current Market Price of the Common Stock and the Fair Market Value of the portion of the distributed assets attributable to one share of Common Stock referred to in (1) above is less than $1.00, or (y) the Fair Market Value of the portion of the distributed assets attributable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date for the determination of stockholders entitled to receive such distributed assets, in lieu of the foregoing adjustment, adequate provision may be made so that each Holder shall have the right to receive upon conversion of a Security the amount of distributed assets such Holder would have received had such Holder converted such Security on such record date.

               If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.3(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 10.3(g) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

               In the event that the Company implements a preferred shares rights plan ("Rights Plan"), upon conversion of the Securities into Common Stock, to the extent that the Rights Plan has been implemented and is still in effect upon such conversion, Holders of Securities will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Provided that such Rights Plan requires that each share of Common Stock issued upon conversion of Securities at any time prior to the distribution of separate certificates representing the rights provided under such Rights Plan be entitled to receive such rights, then, notwithstanding anything else to the contrary in this Section 10.3, there shall not be any adjustment to the conversion privilege or Conversion Price as a result of the issuance of rights, the distribution of separate certificates representing the rights, the exercise or redemption of such rights in accordance with any such Rights Agreement, or the termination or invalidation of such rights.

               (ii) Adjustment for Distribution of Subsidiary Stock. If, after the date of this Indenture, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the opening of business on the day after the conclusion of the 10 Trading-Day period referred to in the following paragraph by a fraction:

                       (1) the numerator of which shall be one; and

                       (2) the denominator of which shall be one, plus a
               fraction the numerator of which shall be the Fair Market Value of the securities distributed in respect of each share of Common Stock and the denominator of which shall be the average of the Post Distribution Prices of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the date of the Ex-Dividend Time for such dividend or distribution.

               For the purposes of this Section 10.3(d)(ii), the Fair Market Value of the securities distributed in respect of each share of Common Stock shall mean the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Post-Distribution Prices of those securities distributed for the 10 Trading Days commencing on and including the fifth trading day after the Ex-Dividend Time.

               "Post-Distribution Price" of the Capital Stock or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "when issued" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated; provided that if on any date such units have not traded on a "when issued" basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "regular way" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations which reflect the post-distribution value of the Capital Stock or equity interests as it considers appropriate.

               (e) Provisions Applicable to Certain Conversion Price Adjustments. Rights or warrants distributed by the Company to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of shares of Common Stock shall be deemed not to have been distributed for purposes of Section 10.3(d) (and no adjustment to the Conversion Price under Section 10.3(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed distributed and an appropriate adjustment (if required) to the Conversion Price shall be made pursuant to Section 10.3(d). If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, or entitle the holder to purchase a different number or amount of distributed assets or to purchase any distributed assets at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant with such rights (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under Section 10.3(d):

                       (1) in the case of any such rights or warrants which
               shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and

                       (2) in the case of such rights or warrants which shall
               have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

               For purposes of Sections 10.3(a), 10.3(c) and 10.3(d), any dividend or distribution to which Section 10.3(d) is applicable that also includes (i) shares of Common Stock (or securities convertible into Common Stock) to which Section 10.3(a) applies or (ii) rights or warrants to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) to which Section 10.3(c) applies (or any combination thereof), shall be deemed instead to be:

                       (1) a dividend or distribution of cash, debt securities
               (or other evidences of indebtedness), assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, or such rights or warrants to which Sections 10.3(a) and 10.3(c) apply, respectively (and any Conversion Price reduction required by Section 10.3(d) with respect to such dividend or distribution shall then be made), immediately followed by

                       (2) a dividend or distribution of such shares of Common
               Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 10.3(a) and 10.3(c) with respect to such dividend or distribution shall then be made), except:

                               (A) the record date of such dividend or
                       distribution shall be substituted as (i) "record date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "record date fixed for such determination" and "record date" within the meaning of Section

                       10.3(a), and (ii) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants," "the record date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "record date" within the meaning of Section 10.3(c); and

                               (B) any shares of Common Stock included in such
                       dividend or distribution shall not be deemed "outstanding at the close of business on the record date fixed for such determination" within the meaning of Section 10.3(a).

               In the event of any distribution referred to in Section 10.3(c) or 10.3(d), where, in the case of a distribution described in Section 10.3(d), the Fair Market Value of such distribution per share of Common Stock (as determined by the Board of Directors) exceeds 15% of the Current Market Price of a share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, if such distribution would also trigger a conversion right under Section 10.1(b)(vii) or the Securities are otherwise convertible pursuant to this Article 10, the Company will be required to give notice to the Holders of Securities at least 20 days prior to the Ex-Dividend Time for the distribution and, upon the giving of notice, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such conversion right, until the close of business on the Business Day prior to the Ex-Dividend Time or the Company announces that such distribution will not take place.

               (f) Adjustment for Tender Offer. In the event that a tender offer (other than an odd-lot offer) made by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock shall expire and such tender offer (including any amendment in effect immediately prior to the expiration thereof) shall require the payment to stockholders (based on the acceptance of shares tendered up to any maximum specified in the terms of the tender offer) of an aggregate consideration having a Fair Market Value in excess of 110% of the Current Market Price of the Common Stock as of close of business on the last date that tenders may be made pursuant to such offer (the "Expiration Time"), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:

                       (1) the numerator of which shall be the number of shares
               of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock as of the Expiration Time, and

                       (2) the denominator of which shall be the sum of (x) the
               Fair Market Value of the aggregate consideration payable to holders of Common Stock based on the acceptance of all shares validly tendered and not withdrawn as of the Expiration Time, up to the maximum specified in the tender (the shares of Common Stock so accepted being the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding as of the date of the Expiration Time (less any Purchased Shares) and the Current Market Price of the Common Stock as of the Expiration Time.

               Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company, or its Subsidiaries, as the case may be, is obligated to purchase shares of Common Stock pursuant to any such tender offer, but the Company, or its Subsidiaries, as the case may be, is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such (or such portion of the) tender offer had not been made. If the application of this Section 10.3(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 10.3(f).

               (g) For purposes of this Article 10, the following terms shall have the meanings indicated:

                       "Current Market Price" on any date means the average of
               the daily Sale Prices per share of Common Stock for the 10 consecutive Trading Days immediately prior to such date (referred to below as the "price determination date"); provided, however, that whenever successive adjustments to the Conversion Price are called for pursuant to this Section 10.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors;

                       "Fair Market Value" shall mean the amount which a willing
               buyer would pay a willing seller in an arm's length transaction (as determined in good faith by the Board of Directors, whose determination shall be conclusive); and

                       "record date" shall mean, with respect to any dividend,
               distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable securities) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

               (h) To the extent permitted by applicable law, the Company may, from time to time, reduce the Conversion Price by any amount for any period of time, if such period is at least 20 days and the reduction is irrevocable during the period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Securities maintained by the Registrar, at least 15 days prior to the date the reduced

        Conversion Price takes effect, a notice of the reduction stating the reduced Conversion Price and the period during which it will be in effect.

               (i) In any case in which this Section 10.3 shall require that any adjustment be made effective as of or retroactively immediately following a record date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in
        Section 10.5) issuing to the Holder of any Securities converted after such record date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

               (j) All calculations under this Section 10.3 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 10.3, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 10.3 shall be made successively whenever an event requiring such an adjustment occurs.

               (k) In the event that at any time, as a result of an adjustment made pursuant to this Section 10.3, the Holder of any Securities thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Securities originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (j) of this Section 10.3, and the provisions of Sections 10.1, 10.2 and 10.4 through 10.9 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

               (l) No adjustment shall be made pursuant to this Section 10.3 (i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or (ii) if the Holders of the Securities may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 10.3. No adjustment need be made for a transaction referred to in clauses (a), (b), (c), (d), (e) or (f) of this Section 10.3 if Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Holders may include participation upon conversion, provided that an adjustment shall be made at such time as the Holders are no longer entitled to participate.


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
        No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent the Securities become convertible pursuant to this Article 10 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

               Section 10.4 Consolidation or Merger of the Company. If any of the following events occurs, namely:

               (a) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

               (b) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

               (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Securities shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 10.4, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares).

               Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation


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other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 10 hereof.

               The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

               The above provisions of this Section 10.4 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

               If this Section 10.4 applies to any event or occurrence, Section
10.3 shall not apply.

               Section 10.5 Notice of Adjustment. Whenever an adjustment in the Conversion Price with respect to the Securities is required:

               (a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

               (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 12.2. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

               Section 10.6 Notice in Certain Events. In case:

               (a) of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company;

               (b) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or


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               (c) of any action triggering an adjustment of the Conversion
        Price referred to in clause (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Securities in the manner provided in Section 12.2, at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article 10, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up triggering an adjustment to the Conversion Price pursuant to this Article 10 is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

               Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (a), (b) or (c) of this Section 10.6.

               Section 10.7 Company to Reserve Stock; Registration; Listing.
xiii) The Company shall, in accordance with the laws of the State of Iowa, at all times reserve and keep available, free from preemptive rights, out of a combination of its authorized but unissued shares of Common Stock or its purchased shares of Common Stock which are then held in the treasury of the Company, for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Securities then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder). The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in
Section 10.8, taxes with respect to the issue thereof.

               (b) If any shares of Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be listed on the New York Stock Exchange, the Company will, if permitted by the rules of such exchange, list and keep listed all Common Stock issuable upon conversion of the Securities, and the Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Securities prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

               Section 10.8 Taxes on Conversion. The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp


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or similar issue or transfer taxes in respect of the issue thereof, and the
Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

               Section 10.9 Securities Deemed Paid in Full on Conversion. If at least one of the conditions for conversion specified in Section 10.1(b) is satisfied, Holders may convert their Securities or any portion thereof in $1,000 original principal amount or an integral multiple thereof into shares of Common Stock in accordance with, and shall receive upon such conversion such cash amounts as specified in, paragraph 8 of the Securities. Upon delivery to the Holder of a certificate or certificates representing (or, as the case may be, book entry transfer to the Holder of) the number of shares of Common Stock issuable, and any other consideration (if any) payable or otherwise required to be delivered, upon conversion in accordance with this Article 10 and paragraph 8 of the Securities, the Accreted Principal Amount of the Securities and all accrued and unpaid interest on such Securities will be deemed to have been paid in full, rather than cancelled, extinguished or forfeited.

               Except as provided in Sections 10.3 and 10.4 and paragraph 8 of the Securities, no adjustments in respect of payments of interest on Securities surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.

               Section 10.10 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article 10 shall be conclusive if made in good faith and in accordance with the provisions of this Article 10, absent manifest error, and set forth in a Board Resolution.

               Section 10.11 Responsibility of Trustee for Conversion Provisions. The Trustee has no duty to determine when an adjustment under this
Article 10 should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article 10. Each Conversion Agent other than the Company shall have the same protection under this Section 10.11 as the Trustee.

               The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

               Section 10.12 Unconditional Right of Holders to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is


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absolute and unconditional, to convert its Security in accordance with this
Article 10 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

                                   ARTICLE 11

                           SUBORDINATION OF SECURITIES

               Section 11.1 Securities Subordinate to Senior Debt. xiv) The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 11, the payment of the principal of and premium (if any) and interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest) on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt.

               The Trustee and the Holders shall take such action (including, without limitation, the delivery of this Indenture to an agent for the holders of Senior Debt or consent to the filing of a financing statement with respect hereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Debt at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

               (b) The provisions of Sections 11.2, 11.3 and 11.4 shall not impair any rights, interests, remedies or powers of any secured creditor of the Company in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.

               The securing of any obligations of the Company, otherwise ranking on a parity with the Securities or ranking junior to the Securities, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Securities or ranking junior to the Securities.

               (c) Securities Senior to Junior Subordinated Debt. The Company covenants and agrees that the payment of the principal of and premium (if any) and interest on (i) the 8.85% Junior Subordinated Debentures, Series A, issued pursuant to the indenture dated February 3, 1997 between AmerUs Life Holdings, Inc. and Wilmington Trust Company and the guarantee issued by AmerUs Life Holdings, Inc. in connection with the 8.85% Capital Securities, Series A issued by AmerUs Capital I, and (ii) the 7.00% Junior Subordinated Debentures due July 27, 2003 and the guarantee issued by AmerUs Life Holdings, Inc. in connection with the 7.00% Adjustable Conversion-rate Equity Security Units issued by AmerUs Capital II are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of the Securities.

               (d) Limitation on Senior Subordinated Debt. The Company shall not incur any Debt that is expressly made subordinate in right of payment to any of its Senior Debt unless such Debt, by its terms or by the terms of any agreement or instrument pursuant to which such


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Debt is outstanding, is expressly made pari passu with, or subordinate in right of payment to the Securities. This Section 11.1(d) shall not apply to distinctions between categories of Senior Debt of the Company that exist by reason of any liens or guarantees arising or created in respect of some but not all of such Senior Debt.

               Section 11.2 Payment Over of Proceeds upon Dissolution, Etc. In the case of the pendency of (a) any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, its creditors or its property, (b) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) any assignment by the Company for the benefit of creditors or (d) any other marshalling of the assets of the Company (each such event, if any, herein sometimes referred to as a "Proceeding"), then the holders of Senior Debt shall be entitled to receive payment in full of principal of and premium (if any) and interest on such Senior Debt (including any interest thereon accruing after the commencement of any such Proceeding), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Securities are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of or premium (if any) or interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest) on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Securities in any such Proceeding.

               In the event of any Proceeding, after payment in full of all sums owing with respect to Senior Debt, the Holders of the Securities, together with the holders of any obligations of the Company ranking on a parity with the Securities, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and premium (if any) and interest on (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest) the Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Securities and such other obligations.

               In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities before all Senior Debt is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.


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
               For purposes of this Article 11 only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Senior Debt at least to the same extent as the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in Article 5.

               Section 11.3 Prior Payment to Senior Debt upon Acceleration of Securities. In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of the Senior Debt outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Debt (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or securities by the Company on account of the principal of (or premium, if any) or interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest) on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary.

               In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to the Company.

               The provisions of this Section shall not apply to any payment with respect to which Section 11.2 would be applicable.

               Section 11.4 No Payment When Senior Debt in Default. In the event and during the continuation of any default in the payment of principal of or premium (if any) or interest on any Senior Debt, when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Company by the holders of Senior Debt or any trustee therefor, unless and until such event of default shall have been cured or waived or shall have ceased to exist, then no payment or distribution of any kind or character, whether in cash, properties or securities shall be made by the Company on account of principal of or premium (if any) or interest (including any Stated Interest, Contingent Interest, Deferred Interest and Additional Interest) on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary.


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
               In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

               The provisions of this Section shall not apply to any payment with respect to which Section 11.2 would be applicable.

               Section 11.5 Payment Permitted If No Default. Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 11.2 or under the conditions described in Sections 11.3 and 11.4, from making payments at any time of principal of and premium (if any) or interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest) on the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of and premium (if any) or interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest) on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this
Article 11.

               Section 11.6 Subrogation to Rights of Holders of Senior Debt. Subject to the payment in full of all amounts due or to become due on all Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of the Senior Debt, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this
Article 11 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Debt of the Company to substantially the same extent as the Securities are subordinated to the Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation or assignment, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 11, and no payments over pursuant to the provisions of this Article 11 to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

               Section 11.7 Provisions Solely to Define Relative Rights. The provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this
Article 11 or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Company and the Holders of the Securities, the obligations of the Company, which are absolute and unconditional, to pay to the Holders of the Securities the principal of, and premium (if any) and interest (including Stated Interest, Contingent Interest,


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
Deferred Interest and Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than their rights in relation to the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security (or to the extent expressly provided herein, the holder of any Security) from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, including, without limitation, filing and voting claims in any Proceeding, subject to the rights, if any, under this Article 11 of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

               Section 11.8 Trustee to Effectuate Subordination. Each Holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article 11 and appoints the Trustee his or her attorney-in-fact for any and all such purpose.

               Section 11.9 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

               Without in any way limiting the generality of the immediately preceding paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to such Holders of the Securities and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of such Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

               Section 11.10 Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee, agent or representative therefor (whether or not the facts contained in such notice are true); provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, without limitation, the payment of the principal of and premium (if any) or


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
interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

               Subject to the provisions of Section 7.1, the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing such Person to be a holder of Senior Debt (or a trustee or attorney-in-fact therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee or attorney-in-fact therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

               Section 11.11 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of
Article 7, and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

               Section 11.12 Trustee Not Fiduciary for Holders of Senior Debt. The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article 11 or otherwise.

               Section 11.13 Rights of Trustee as Holder of Senior Debt, Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 in respect of any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

               Section 11.14 Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then


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acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 11 in addition to or in place of the Trustee.

               Section 11.15 Certain Conversions or Exchanges Deemed Payment. For the purposes of this Article 11 only, (a) the issuance and delivery of junior securities upon exchange of Securities shall not be deemed to constitute a payment or distribution on account of the principal of, or premium (if any) or interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest) on Securities or on account of the purchase or other acquisition of Securities, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon exchange of a Security shall be deemed to constitute payment on account of the principal of such security. For the purposes of this Section, the term "junior securities" means (i) shares of any stock of any class of the Company and (ii) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article 11.

                                   ARTICLE 12

                                  MISCELLANEOUS

               Section 12.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

               Section 12.2 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

               if to the Company, to:

               AmerUs Group Co.
               699 Walnut Street,
               Des Moines, Iowa  50309-3948
               Attention:  General Counsel
               Facsimile No.:  (515) 362-3648
               if to the Trustee, to:

               BNY Midwest Trust Company
               2 N. LaSalle Street, Suite 1020
               Chicago, IL  60602
               Attention:  Corporate Trust Department
               Facsimile No.:  (312) 827-8542

               The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

               Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

               Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

               If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent.

               Section 12.3 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent, the Bid Solicitation Agent and any other applicable Person shall have the protection of TIA Section 312(c).

               Section 12.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

provided, however, that such Officers' Certificate and Opinion of Counsel shall not be required in connection with the original issuance of the Securities under this Indenture.

               Section 12.5 Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

               (a) a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

               (c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement that, in the opinion of such Person, such covenant or condition has been complied with.

               Section 12.6 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               Section 12.7 Rules by Trustee, Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar, the Conversion Agent, the Paying Agent and the Bid Solicitation Agent may make reasonable rules for their functions.

               Section 12.8 Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

               Section 12.9 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

               Section 12.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

               Section 12.11 Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

               Section 12.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

               Section 12.13 Waiver of Jury Trial. Each of the Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities or the transactions contemplated hereby.

               IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                    AMERUS GROUP CO.



                                    By: /s/ Thomas C. Godlasky
                                       --------------------------------
                                       Name: Thomas C. Godlasky
                                       Title: Executive Vice President &
                                              Chief Investment Officer



                                    BNY MIDWEST TRUST COMPANY

                                    By: /s/ Roxane J. Ellwanger
                                       --------------------------------
                                       Name: Roxane J. Ellwanger
                                       Title: Assistant Vice President

                                                                       EXHIBIT A

                        [FORM OF FACE OF GLOBAL SECURITY]

               FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $1,000 PER $1,000 OF ORIGINAL PRINCIPAL AMOUNT (OR $1,000 PER $1,270 OF PRINCIPAL AMOUNT AT MATURITY), THE ISSUE DATE IS MARCH 6, 2002 AND THE YIELD TO MATURITY (WITHOUT TAKING INTO ACCOUNT ANY CONTINGENT INTEREST OR ADDITIONAL INTEREST) IS APPROXIMATELY 3.8335% PER ANNUM COMPOUNDED SEMIANNUALLY FROM MARCH 6, 2002 THROUGH MARCH 6, 2007 AND APPROXIMATELY 2.2802% PER ANNUM COMPOUNDED SEMIANNUALLY FROM MARCH 6, 2007 THROUGH MATURITY AND THE COMPARABLE YIELD FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES IS 9.917% PER ANNUM. THIS SECURITY IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. U.S. HOLDERS OF THIS SECURITY MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: AMERUS GROUP CO., 699 WALNUT STREET, DES MOINES, IOWA 50309-3948, ATTENTION: TREASURER.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO AMERUS GROUP CO. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

               THE FOLLOWING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

               THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY, AND THE COMMON STOCK DELIVERABLE UPON CONVERSION OF THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF

THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

               THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                                AMERUS GROUP CO.

               Optionally Convertible Equity-linked Accreting Notes (OCEANs(SM)) due March 6, 2032


No.: _________________                                CUSIP: _________________
Issue Date:  March 6, 2002                            Principal Amount at Maturity:  $____________
Issue Price:  $1,000.00                               ($1,270 principal amount at maturity for each
(for each $1,000 original principal amount)           $1,000 original principal amount)


               AMERUS GROUP CO., an Iowa corporation, promises to pay to ___________ or registered assigns, the principal amount at maturity of
______________________ dollars ($_____________) on March 6, 2032, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.

               Interest Payment Dates: March 6 and September 6, commencing
                                       September 6, 2002

               Interest Record Dates:  February 20 and August 23

               IN WITNESS WHEREOF, the Company has caused this Security to be signed by its duly authorized officer.


Dated:                                  AMERUS GROUP CO.




                                        By:
                                           --------------------------------
                                           Name:
                                           Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

BNY Midwest Trust Company, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
   --------------------------------
        Authorized Signatory


Dated:

                       [FORM OF REVERSE SIDE OF SECURITY]

                                AMERUS GROUP CO.

        Optionally Convertible Equity-linked Accreting Notes (OCEANs(SM)) due March 6, 2032

1. Interest; Accreted Principal Amount; Principal Amount at Maturity.

        The yield on the Securities (without taking into account any Contingent Interest or Additional Interest as defined below) will be approximately 3.8335% per annum compounded semiannually from the date of issuance through March 6 2007, and approximately 2.2802% per annum compounded semiannually from March 6, 2007 through stated maturity. The Company will pay a portion of the yield (the "Stated Interest") as cash interest semiannually on each March 6 and September 6, commencing on September 6, 2002 (each an "Interest Payment Date") at a rate of 2.00% per annum of the original principal amount of the Securities (or $20.00 per annum per $1,000 original principal amount of the Securities) to the registered holders of record of the Securities (the "Holders") on the preceding February 20 and August 23 (each an "Interest Record Date"). Payment of Stated Interest may be deferred in the circumstances specified in Section 2.14 of the Indenture.

        In addition, the Company shall pay additional interest on the Securities that is not included in the calculation of the yield on the Securities ("Contingent Interest"). On and prior to March 6, 2004, the Company will pay Contingent Interest on each Interest Payment Date equal to $11.70 per annum per $1,000 original principal amount of the Securities. After March 6, 2004, for each $1,000 original principal amount of the Securities, Contingent Interest will accrue from the record date for any Regular Cash Dividends (as defined below) on the shares of common stock, no par value, of the Company (the "Common Stock") and will be payable in cash on the next following March 6, June 6, September 6 or December 6 (each a "Quarterly Contingent Interest Payment Date") to the registered Holder of record of this Security on the February 20, May 23, August 23, or November 22 preceding each such Quarterly Contingent Interest Payment Date (each a "Quarterly Contingent Interest Record Date") in an amount per $1,000 original principal amount of Securities equal to the Regular Cash Dividends, if any, paid by the Company on one share of Common Stock since the immediately preceding Quarterly Contingent Interest Payment Date, multiplied by the amount obtained by dividing $1,100.00 by the Conversion Price in effect on the record date for such Regular Cash Dividends. "Regular Cash Dividends" are regular, fixed, annual, quarterly or other periodic cash dividends as declared by the board of directors of the Company as part of the Company's dividend payment practice or stated cash dividend policy, whether publicly announced or not, and do not include any other dividends or distributions (such as any dividends designated by the board of directors as extraordinary, special or otherwise nonrecurring).

        Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

        The Securities shall be issued in $1,000 original principal amount or integral multiples thereof and each $1,000 original principal amount of Securities shall have a principal amount at maturity of $1,270. The "Accreted Principal Amount" of the Securities means, for any date, for each $1,000 original principal amount of Securities:

               (a) if such date occurs on an Interest Payment Date, the Accreted Principal Amount will equal the amount set forth below for such date:


    Interest         Accreted Principal     Interest Payment  Accreted Principal
  Payment Date            Amount                 Date              Amount
-----------------    ------------------    -----------------  ------------------
September 6, 2002        $1,009.17         September 6, 2017      $1,159.91
    March 6, 2003        $1,018.51             March 6, 2018      $1,163.14
September 6, 2003        $1,028.03         September 6, 2018      $1,166.40
    March 6, 2004        $1,037.74             March 6, 2019      $1,169.70
September 6, 2004        $1,047.63         September 6, 2019      $1,173.03
    March 6, 2005        $1,057.71             March 6, 2020      $1,176.41
September 6, 2005        $1,067.98         September 6, 2020      $1,179.82
    March 6, 2006        $1,078.45             March 6, 2021      $1,183.27
September 6, 2006        $1,089.12         September 6, 2021      $1,186.76
    March 6, 2007        $1,100.00             March 6, 2022      $1,190.29
September 6, 2007        $1,102.54         September 6, 2022      $1,193.86
    March 6, 2008        $1,105.11             March 6, 2023      $1,197.48
September 6, 2008        $1,107.71         September 6, 2023      $1,201.13
    March 6, 2009        $1,110.34             March 6, 2024      $1,204.82
September 6, 2009        $1,113.00         September 6, 2024      $1,208.56
    March 6, 2010        $1,115.69             March 6, 2025      $1,212.34
September 6, 2010        $1,118.41         September 6, 2025      $1,216.16
    March 6, 2011        $1,121.16             March 6, 2026      $1,220.03
September 6, 2011        $1,123.94         September 6, 2026      $1,223.94
    March 6, 2012        $1,126.76             March 6, 2027      $1,227.89
September 6, 2012        $1,129.60         September 6, 2027      $1,231.89
    March 6, 2013        $1,132.48             March 6, 2028      $1,235.93
September 6, 2013        $1,135.39         September 6, 2028      $1,240.03
    March 6, 2014        $1,138.34             March 6, 2029      $1,244.16
September 6, 2014        $1,141.32         September 6, 2029      $1,248.35
    March 6, 2015        $1,144.33             March 6, 2030      $1,252.58
September 6, 2015        $1,147.38         September 6, 2030      $1,256.86
    March 6, 2016        $1,150.46             March 6, 2031      $1,261.19
September 6, 2016        $1,153.57         September 6, 2031      $1,265.57
    March 6, 2017        $1,156.73             March 6, 2032      $1,270.00


               (b) if such date occurs prior to September 6, 2002, the Accreted Principal Amount will equal the sum of (a) $1,000.00 and (b) an amount equal to the product of (x) the Accreted Principal Amount on September 6, 2002 less $1,000.00 multiplied by (y) a fraction, the numerator of which is the number of days from March 6, 2002 to such date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; and

               (c) if such date occurs between any two Interest Payment Dates, the Accreted Principal Amount will equal the sum of (a) the Accreted Principal Amount for the Interest Payment Date immediately preceding such date and (b) an amount equal to the product of (x) the Accreted Principal Amount for the immediately following Interest Payment Date less the Accreted Principal Amount for the immediately preceding Interest Payment Date multiplied by (y) a fraction, the numerator of which is the number of days from the immediately preceding Interest Payment Date to such date, using a 360-day year of twelve 30-day months, and the denominator of which is 180.

        The Company shall repay the Securities at their stated maturity on March 6, 2032, at a price equal to their Accreted Principal Amount on such date ($1,270.00 per Security) plus any accrued and unpaid interest (including Stated Interest, Contingent Interest, Deferred Interest and

Additional Interest) thereon up to but not including the stated maturity, unless earlier redeemed by the Company, purchased by the Company at the option of Holders or converted. The Company will pay interest on any overdue Accreted Principal Amount, at the rate of 2.00% per annum, compounded semiannually, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period), at 2.00% per annum compounded semiannually; provided that any interest payment deferred by the Company in accordance with the terms of the Indenture shall not be considered overdue.

2. Method of Payment.

        The Company will pay interest on this Security (except defaulted interest) to the Person who is the registered Holder of this Security at the close of business on the record date preceding the interest payment date relating to that payment of interest. If an interest payment date falls on a date that is not a Business Day, payment will be made on the next Business Day (and without any interest or other payment in respect of this delay). Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Redemption Price, Change of Control Purchase Price and the principal amount at maturity, as the case may be, to the Holder who surrenders a Security to the Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal of or premium, if any, or interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest), if any, on the Securities by check or wire payable in such money. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3. Paying Agent, Conversion Agent, Bid Solicitation Agent and Registrar.

        Initially, BNY Midwest Trust Company (the "Trustee") will act as Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or Bid Solicitation Agent without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or Bid Solicitation Agent.

4. Indenture.

        The Company issued the Securities under an Indenture dated as of March 6, 2002 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

        The Securities are general unsecured obligations of the Company limited to $185,000,000 aggregate original principal amount or $234,950,000 aggregate principal amount at maturity

(subject to Section 2.2 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5. Redemption at the Option of the Company.

        The Company may elect to redeem the Securities in accordance with the terms of the Indenture if (a) the Sale Price per share of the Common Stock for at least 20 Trading Days in the 30 Trading-Day period ending on the Trading Day prior to the date on which the Company gives notice to redeem the Securities exceeds 140% of the Initial Stock Price; (b) a Change of Control has occurred; or (c) a Tax Event has occurred and the Tax Event Conversion Value of the Securities exceeds their Accreted Principal Amount by at least 10%.

        The Redemption Price will equal 100% of the Accreted Principal Amount of the Securities to be redeemed on the redemption date, plus, subject to the terms of the Indenture, accrued and unpaid interest (including Stated Interest, Contingent Interest, Deferred Interest and Additional Interest), if any, thereon up to but not including the redemption date, plus with respect to Securities redeemed prior to March 6, 2007, a Make-Whole Premium.

        Holders may convert Securities or portions thereof called for redemption until the close of business on the day that is two Business Days prior to the redemption date. If the Company elects to redeem less than all of the outstanding Securities as permitted by the Indenture, the Trustee shall select the Securities to be redeemed on a pro rata basis in $1,000 original principal amount or integral multiples thereof.

6. Purchase by the Company at the Option of the Holder.

        Subject to and in compliance with the terms and conditions of the Indenture, if a Change of Control occurs, each Holder shall have the right, at its option, to require the Company to repurchase all Securities or any portion thereof, in $1,000 original principal amount or integral multiples thereof, held by such Holder on a Repurchase Date at the Change of Control Purchase Price. To exercise such repurchase right, a Holder must deliver a Change of Control Purchase Notice in the form attached hereto to the Company on or before the date which, subject to any contrary requirements of applicable law, is the fifth Business Day prior to the Repurchase Date and must surrender the Securities with respect to which the right is being exercised. Holders have the right to withdraw any Change of Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

        If cash sufficient to pay the Change of Control Purchase Price on all Securities or portions thereof to be purchased as of the Repurchase Date is deposited with the Paying Agent on the Business Day preceding the Repurchase Date, interest ceases to accrue on such Securities (or portions thereof) on such Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Change of Control Purchase Price upon surrender of such Securities.

7. Notice of Redemption.

        Notice of redemption pursuant to paragraph 5 of this Security will be mailed to each Holder of Securities to be redeemed at least 15 days but not more than 60 days before the Redemption Date at the Holder's registered address as it appears in the Register. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date, is deposited with the Paying Agent prior to or on the Redemption Date, immediately from such Redemption Date, interest ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of original principal amount may be redeemed in part but only in integral multiples of $1,000 original principal amount.

8. Conversion.

        In accordance with the Indenture, each Holder shall have the right, at its option, to convert Securities or any portion thereof, in $1,000 original principal amount or integral multiples thereof, into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect at the time of conversion during specified periods if one or more of the conditions for the conversion of Securities specified in Article 10 of the Indenture is satisfied. The Company will notify Holders of any event triggering the right to convert the Securities as specified above as required by the Indenture.

        Securities in respect of which a Holder has delivered a Change of Control Purchase Notice exercising the option of such Holder to require the Company to repurchase such Securities may be converted only if such notice is withdrawn in accordance with the terms of the Indenture.

        The Conversion Price will initially be $37.598 per share of Common Stock, subject to adjustment upon the occurrence of certain events described in the Indenture. The Company from time to time may voluntarily reduce the Conversion Price by any amount for a period of at least 20 days. No fractional shares of Common Stock shall be issued upon conversion of any Securities. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Securities, the Company shall pay a cash adjustment as provided in the Indenture.

        Subject to the terms of the Indenture, upon conversion of any Securities or portion thereof, Holders shall be entitled to receive:

               (a) an amount of shares of Common Stock per $1,000 original principal amount thereof equal to

               (i) if the Securities are converted prior to March 6, 2007, the Accreted Principal Amount of the Securities on the date of conversion divided by the Conversion Price then in effect;

               (ii) if the Securities are converted on or after March 6, 2007, $1,100.00 divided by the Conversion Price then in effect; or

               (iii) notwithstanding the foregoing, if the Securities are convertible solely as a result of a Special Conversion Event, $990.00 divided by the Conversion Price then in effect;

               (b) cash in lieu of fractional shares;

               (c) any accrued and unpaid Contingent Interest which accrued after March 6, 2004, other than for Securities surrendered after a Quarterly Contingent Interest Record Date and prior to the related Quarterly Contingent Interest Payment Date, for which Contingent Interest will be payable on such payment date;

               (d) if such Securities were converted upon the exercise of conversion rights arising pursuant to a notice of redemption of such Securities given by the Company or a Change of Control or a distribution specified in Section 10.1(b)(vii) of the Indenture, the sum of (i) any accrued and unpaid Stated Interest on such Securities up to but not including the conversion date, (ii) on or prior to March 6, 2004, accrued and unpaid Contingent Interest up to but not including the conversion date, and (iii) if such redemption or Change of Control or distribution occurs prior to March 6, 2007, an amount equal to the Make-Whole Premium that would have been payable if such Securities had been redeemed on the conversion date; plus

               (e) if such conversion is during an Interest Deferral Period, all Deferred Interest on such Securities.

        If a Holder surrenders Securities for conversion during the period after any interest record date but prior to the corresponding interest payment date, the Holder must pay the Company at the time of surrender (1) the Stated Interest payable on such Securities on such interest payment date, and (2) if the Securities are surrendered for conversion prior to March 6, 2004, the Contingent Interest payable on such Securities.

        To surrender a Security for conversion, a Holder must (1) complete and manually sign the conversion notice attached hereto (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

        If the Company (i) is a party to a consolidation, merger or binding share exchange (ii) reclassifies the Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Securities into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person.

        The Company has the option, on the terms set forth in Section 10.2 of the Indenture, to designate a financial institution to which Securities surrendered for conversion will be initially offered by the Conversion Agent for exchange in lieu of the Company converting the Securities. In order to accept Securities surrendered for conversion, the designated institution must (a) on the conversion date, agree to deliver in exchange for such Securities a number of freely tradeable shares of Common Stock equal to the number of such shares the Holder would receive upon conversion, plus cash for any amounts the Company would have been required to pay to the Holder, upon conversion of such Securities; and (b) deliver such shares of Common Stock and cash payment to the Conversion Agent for delivery to the Holder. Any Securities accepted for exchange by the designated institution will remain outstanding. If the designated institution declines to accept any Securities in whole or in part, or agrees to accept any Securities for exchange but does not timely deliver the related shares of Common Stock, the Securities or portions thereof will be converted by the Conversion Agent and the shares of Common Stock will be delivered to the Holder. Securities surrendered for conversion during the period after any interest record date but prior to the corresponding interest payment date or at any time prior to March 6, 2007 pursuant to a notice of redemption of such Securities given by the Company, or a Change of Control or distribution specified in Section 10.1(b)(vii) of the Indenture, will not be offered for exchange in lieu of conversion.

9. Subordination

        The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt of the Company, pari passu with all of the Company's senior subordinated indebtedness, if any, and senior to all of the Company's junior subordinated indebtedness. Any Holder by accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. The Company shall not incur any Debt that is expressly made subordinate in right of payment to any of the Company's Senior Debt unless such Debt, by its terms or by the terms of any agreement or instrument pursuant to which such Debt is outstanding, is expressly made pari passu with or subordinate in right of payment to the Securities; provided that the foregoing limitation shall not apply to distinctions between categories of the Senior Debt that exist by reason of any liens or guarantees arising or created in respect of some but not all of such Senior Debt.

10. Registration Rights.

        The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, which shall include a right to additional interest ("Additional Interest") payable to holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement and in accordance with the terms herein) if a Registration Default (as defined in the Registration Rights Agreement) occurs and is continuing.

11. Denominations; Transfer; Exchange.

        The Securities are in fully registered form, without coupons, in denominations of integral multiples of $1,000 original principal amount. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Change of Control Purchase Notice has been given and not withdrawn, in accordance with the terms and conditions of the Indenture (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased), or any Securities selected for redemption for a period of 15 days before the mailing of the notice of redemption relating thereto.

12. Persons Deemed Owners.

        The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13. Unclaimed Money or Securities.

        The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company, for payment as general creditors unless an applicable abandoned property law designates another Person.

14. Amendment; Waiver.

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate original principal amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate original principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, defect or inconsistency in the Indenture or in the Securities; (ii) to provide for the assumption of the Company's obligations to Holders; (iii) to comply with
Section 5.1 or Section 10.4 of the Indenture, (iv) to make any change that does not materially adversely affect the rights of any Holder, or (v) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

15. Defaults and Remedies.

        Under the Indenture, an Event of Default is (a) a default in the payment of interest (including Stated Interest, Contingent Interest and Additional Interest) on any Security that continues for 30 days or more after such payment is due, except to the extent any payment of Stated Interest is deferred pursuant to the Indenture; (b) a default in the payment of Accreted Principal Amount, Deferred Interest, premium (if any), Redemption Price or, Change of Control Purchase Price in respect of any Security when due, except to the extent any payment of Deferred Interest is extended pursuant to the Indenture; (c) a default in the performance of any other of the Company's covenants or agreements in the Indenture that continues for 90 days after written notice ("Notice of Default") to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in original principal amount of outstanding Securities;
(d) failure by the Company to make any payment when due, including any applicable grace period, in respect of the Company's indebtedness for borrowed money, which failure results in acceleration of such indebtedness which is in an amount in excess of the Applicable Limit and such indebtedness is not discharged, or such payment default and acceleration is not cured or rescinded, within 30 days; (e) any other default by the Company under any of its indebtedness for borrowed money, which default results in acceleration of such indebtedness which is in an amount in excess of the Applicable Limit and such indebtedness is not discharged, or such acceleration is not rescinded, within 30 days; and (f) certain events of bankruptcy, insolvency or reorganization with respect to the Company.

        "Applicable Limit" means (i) at any time prior to March 6, 2007, $25,000,000, and (ii) at any time on or after March 6, 2007, $50,000,000.

        Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate original principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

16. Trustee Dealings with the Company.

        Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or their respective Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others.

        A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18. Authentication.

        This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

19. Abbreviations.

        Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM ("tenants in common"), TEN ENT ("tenants by the entireties"), JT TEN ("joint tenants with right of survivorship and not as tenants in common"), CUST ("custodian") and U/G/M/A ("Uniform Gift to Minors Act").

20. Governing Law.

        THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

        AmerUs Group Co.
        699 Walnut Street
        Des Moines, Iowa  50309-3948
        Attention:  Investor Relations
        Facsimile No.:  (515) 362-3648

             ASSIGNMENT FORM                                   CONVERSION NOTICE
-----------------------------------------        ----------------------------------------------
To assign this Security, fill in the form        To convert this Security into Common Stock
below:                                           of the Company, check the box [ ]


I or we assign and transfer this Security        To convert only part of this Security, state
to                                               the original principal amount to be
                                                 converted (which must be $1,000 or an
-----------------------------------------        integral multiple of $1,000):

-----------------------------------------
(Insert assignee's soc. sec. or tax ID no.)      If you want the stock certificate made out
                                                 in another person's name fill in the form
----------------------------------------         below:

----------------------------------------         ---------------------------------------------
(Print or type assignee's name, address
and zip code)                                    ---------------------------------------------
                                                 (Insert the other person's soc. sec. or tax
                                                 ID no.)
and irrevocably appoint
                                                 ---------------------------------------------
____________________ agent to transfer
this Security on the books of the                ---------------------------------------------
Company.  The agent may substitute
another to act for him.                          ---------------------------------------------

                                                 ---------------------------------------------

                                                 ---------------------------------------------
                                                 (Print or type other person's name, address
                                                 and zip code)


Date:           Your Signature:
     -----------               -----------------------------------


--------------------------------------------------------------------------------
(Sign exactly as your name appears on the face of this Security)

Signature Guaranteed


----------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

By:
   --------------------------------
       Authorized Signatory

                        CHANGE OF CONTROL PURCHASE NOTICE

To:     AmerUs Group Co.
        699 Walnut Street
        Des Moines, Iowa  50309-3948

        Attention:  Company Secretary

        The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from AmerUs Group Co. (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to purchase the entire original principal amount of this Security, or the portion thereof (which is in $1,000.00 original principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change of Control Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:
      ------------              ------------------------------------------------

                                ------------------------------------------------
                                Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                ------------------------------------------------
                                Signature Guaranty (NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.)

Original principal amount to
be repurchased
(in an integral multiple
of $1,000, if less than all):
                                ------------------------------------------------

                    REQUEST FOR BID QUOTATION FOR SECURITIES

To:     BNY Midwest Trust Company
        2 N. LaSalle Street, Suite 1020
        Chicago, IL  60602
        Attention:  Corporate Trust Department

        (the "Bid Solicitation Agent")


RE: OPTIONALLY CONVERTIBLE EQUITY-LINKED ACCRETING NOTES (OCEANs (SM)) DUE MARCH 6, 2032 (THE "SECURITIES") OF AMERUS GROUP CO. (THE "COMPANY")

        Reference is made to Section 10.1(b)(iv) of the Indenture dated as of March 6, 2002 between the Company and BNY Midwest Trust Company (the "Indenture"). This Request relates to $_____________ original principal amount(1) of Securities (the "Relevant Securities") issued by the Company and held by the undersigned in (check applicable box):

                    [ ] book-entry or [ ] certificated form.

        The undersigned hereby certifies it has sought to obtain a firm bid from the two securities dealers named below for the Relevant Securities on ______________ (2) (the "Relevant Date") and was unable to obtain a bid for such Securities in an amount at least equal to the product of (a) 90% of the Sale Price (as defined in the Indenture) of the Company's common stock on the Relevant Date, and (b) $1,100.00 divided by the Conversion Price in effect on the Relevant Date (the "Minimum Amount"):

        Securities Dealer:
                           -------------------------------------------

        Securities Dealer:
                           -------------------------------------------

        The undersigned hereby requests the Bid Solicitation Agent to obtain, on behalf of the undersigned, firm bids for the Relevant Securities from any nationally recognized securities dealer subject to and in compliance with the terms of the Indenture. The undersigned hereby agrees for the benefit of the Company and the Bid Solicitation Agent that (a) the undersigned shall use its best efforts to sell the Relevant Securities on any day during the three consecutive trading-day period following the delivery of this Request to the Bid Solicitation Agent (the "Measurement Period") to any securities dealer that provides the Bid Solicitation Agent with a firm bid to purchase the Relevant Securities in an amount at least equal to the Minimum Amount per $1,000 original principal amount of the Securities and (b) the undersigned shall convert the Relevant Securities into shares of the Company's Common Stock in accordance with the terms of the Indenture if the Bid Solicitation Agent cannot obtain a firm bid to purchase the Relevant


------------

(1) This amount shall be an integral multiple of $1,000 original principal amount and shall be not less than $1,000,000 (or, if the undersigned beneficially owns less than $1,000,000 original principal amount of Securities, all of the undersigned's Securities) and not more than $10,000,000 original principal amount of the Securities.

(2) Specify date on which such firm bids were sought which date shall be within three days of the date of delivery of this Request.

Securities at least equal to the Minimum Amount per $1,000 original principal amount of Securities during the Measurement Period.

Date:




----------------------------------
Name:
Title:

Signature Guaranteed:

-------------------------------------------------
(Participant in a Recognized Signature Guarantee Medallion Program)




By:
   ------------------------------
   Authorized Signatory

Address:
             --------------------------------

             --------------------------------

             --------------------------------


Telephone:
             --------------------------------
Fax:
             --------------------------------

                       SCHEDULE OF EXCHANGES OF SECURITIES

        The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:


 ORIGINAL PRINCIPAL AMOUNT                                                         AMOUNT OF
 REPRESENTED BY THIS GLOBAL                         AMOUNT OF DECREASE IN         INCREASE IN
  SECURITY FOLLOWING SUCH           AUTHORIZED        ORIGINAL PRINCIPAL      ORIGINAL PRINCIPAL
  REDEMPTION, REPURCHASE,          SIGNATORY OF     AMOUNT REPRESENTED BY    AMOUNT REPRESENTED BY
   CONVERSION OR EXCHANGE         THE TRUSTEE(3)     THIS GLOBAL SECURITY    THIS GLOBAL SECURITY
---------------------------       --------------    ---------------------    ---------------------



----------------

(3) In its capacity as custodian with respect to the Global Securities.

                                                                       EXHIBIT B

    CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF
                            RESTRICTED SECURITIES(1)

Re: Optionally Convertible Equity-linked Accreting Notes (Oceans)(SM) Due March 6, 2032 (the "Securities") of AmerUs Group Co.

               This certificate relates to $_______ original principal amount of Securities owned by ____________ (the "Transferor") in (check applicable box):

                     [ ] book-entry or [ ] certificated form

               The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

               In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies the Transferor is familiar with transfer restrictions relating to the Securities as provided in Article 2 of the Indenture dated as of March 6, 2002 between AmerUs Group Co. and BNY Midwest Trust Company, the trustee (the "Indenture"), and with respect to $_____________ original principal amount of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities deliverable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

        [ ] A transfer of the Surrendered Securities is made to the Company or any of its Subsidiaries (as defined in the Indenture); or

        [ ] The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act and is to a person whom the Transferor reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A); or

        [ ] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

        [ ] The transfer of the Surrendered Securities is pursuant to an exemption from the registration under the Securities Act provided by Rule 144 thereunder.


----------------------
(1) This certificate should only be included if this Security is a Restricted Security.

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

        [ ]     The transferee is an Affiliate of the Company.

DATE:
                        --------------------------------
                                  Signature(s)

               (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed


--------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

By:
   --------------------------------
         Authorized Signatory

                                                                       EXHIBIT C

                          PROJECTED PAYMENT SCHEDULE*

QUARTERLY PERIOD ENDING                PROJECTED PAYMENT PER OCEAN
-----------------------                ---------------------------
          June 6, 2002                                --
     September 6, 2002                        $    15.85
      December 6, 2002                                --
         March 6, 2003                        $    15.85
          June 6, 2003                                --
     September 6, 2003                        $    15.85
      December 6, 2003                                --
         March 6, 2004                        $    15.85
          June 6, 2004                                --
     September 6, 2004                        $    10.00
      December 6, 2004                        $    11.70
         March 6, 2005                        $    10.00
          June 6, 2005                                --
     September 6, 2005                        $    10.00
      December 6, 2005                        $    11.70
         March 6, 2006                        $    10.00
          June 6, 2006                                --
     September 6, 2006                        $    10.00
      December 6, 2006                        $    11.70
         March 6, 2007                        $    10.00
          June 6, 2007                                --
     September 6, 2007                        $    10.00
      December 6, 2007                        $    11.70
         March 6, 2008                        $    10.00
          June 6, 2008                                --
     September 6, 2008                        $    10.00
      December 6, 2008                        $    11.70
         March 6, 2009                        $    10.00
          June 6, 2009                                --
     September 6, 2009                        $    10.00
      December 6, 2009                        $    11.70
         March 6, 2010                        $    10.00
          June 6, 2010                                --
     September 6, 2010                        $    10.00
      December 6, 2010                        $    11.70
         March 6, 2011                        $    10.00

--------

* The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on Securities.

QUARTERLY PERIOD ENDING                PROJECTED PAYMENT PER OCEAN
-----------------------                ---------------------------
          June 6, 2011                                --
     September 6, 2011                        $    10.00
      December 6, 2011                        $    11.70
         March 6, 2012                        $    10.00
          June 6, 2012                                --
     September 6, 2012                        $    10.00
      December 6, 2012                        $    11.70
         March 6, 2013                        $    10.00
          June 6, 2013                                --
     September 6, 2013                        $    10.00
      December 6, 2013                        $    11.70
         March 6, 2014                        $    10.00
          June 6, 2014                                --
     September 6, 2014                        $    10.00
      December 6, 2014                        $    11.70
         March 6, 2015                        $    10.00
          June 6, 2015                                --
     September 6, 2015                        $    10.00
      December 6, 2015                        $    11.70
         March 6, 2016                        $    10.00
          June 6, 2016                                --
     September 6, 2016                        $    10.00
      December 6, 2016                        $    11.70
         March 6, 2017                        $    10.00
          June 6, 2017                                --
     September 6, 2017                        $    10.00
      December 6, 2017                        $    11.70
         March 6, 2018                        $    10.00
          June 6, 2018                                --
     September 6, 2018                        $    10.00
      December 6, 2018                        $    11.70
         March 6, 2019                        $    10.00
          June 6, 2019                                --
     September 6, 2019                        $    10.00
      December 6, 2019                        $    11.70
         March 6, 2020                        $    10.00
          June 6, 2020                                --
     September 6, 2020                        $    10.00
      December 6, 2020                        $    11.70
         March 6, 2021                        $    10.00
          June 6, 2021                                --
     September 6, 2021                        $    10.00
      December 6, 2021                        $    11.70
         March 6, 2022                        $    10.00
          June 6, 2022                                --
     September 6, 2022                        $    10.00
      December 6, 2022                        $    11.70
         March 6, 2023                        $    10.00

QUARTERLY PERIOD ENDING                PROJECTED PAYMENT PER OCEAN
-----------------------                ---------------------------
          June 6, 2023                                --
     September 6, 2023                        $    10.00
      December 6, 2023                        $    11.70
         March 6, 2024                        $    10.00
          June 6, 2024                                --
     September 6, 2024                        $    10.00
      December 6, 2024                        $    11.70
         March 6, 2025                        $    10.00
          June 6, 2025                                --
     September 6, 2025                        $    10.00
      December 6, 2025                        $    11.70
         March 6, 2026                        $    10.00
          June 6, 2026                                --
     September 6, 2026                        $    10.00
      December 6, 2026                        $    11.70
         March 6, 2027                        $    10.00
          June 6, 2027                                --
     September 6, 2027                        $    10.00
      December 6, 2027                        $    11.70
         March 6, 2028                        $    10.00
          June 6, 2028                                --
     September 6, 2028                        $    10.00
      December 6, 2028                        $    11.70
         March 6, 2029                        $    10.00
          June 6, 2029                                --
     September 6, 2029                        $    10.00
      December 6, 2029                        $    11.70
         March 6, 2030                        $    10.00
          June 6, 2030                                --
     September 6, 2030                        $    10.00
      December 6, 2030                        $    11.70
         March 6, 2031                        $    10.00
          June 6, 2031                                --
     September 6, 2031                        $    10.00
      December 6, 2031                        $    11.70
         March 6, 2032                        $12,740.58